UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2009

FLORHAM CONSULTING CORP.
(Exact name of registrant as specified in charter)

Delaware	000-52634	20-2329345
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

845 Third Avenue, 6th Floor
New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number, including area code: (646) 290-5290

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Florham Consulting Corp. (the “Company”) is filing this Amendment No.  1 to its Current Report on Form 8-K which was originally filed with the Securities and Exchange Commission (“SEC”) on January 7, 2010 (the “Original Form 8-K”) to incorporate the Company’s revisions and responses to a letter of comment from the staff of the SEC dated as of June 17, 2010, which include, without limitation, inclusion as Exhibit 99.5 of the audited financial statements of Valley Anesthesia Educational Programs, Inc. (“Valley”) as of August 20, 2009, which represents the effective date of the purchase of certain assets and assumption of certain liabilities and operations of Valley by Valley Anesthesia, Inc.

Except for the amended disclosures set forth in this explanatory note, the information in this Form 8-K/A has not been updated to reflect events that occurred after January 7, 2010, the filing date of our Original Form 8-K. Accordingly, this Form 8-K/A should be read in conjunction with our filings made with the SEC subsequent to the filing of the Original Form 8-K, including any amendments to those filings. The following sections have been amended, without limitation:

Item 2.  Management’s Discussion and Analysis or Plan of Operation.
Item 9.01.  Financial Statements and Exhibits.
Exhibit 99.5, Audited Financial Statements of Valley Anesthesia Educational Programs, Inc. as of August 20, 2009.
Exhibit 99.6, Unaudited Pro Forma Financial Information of Educational Investors, Inc., Training Direct, LLC and Florham Consulting Corp. for the periods ended September 30, 2009 and December 31, 2008.

Except as set forth above, all other information in the Company’s Original Form 8-K remains unchanged. The Company has re-filed the entire Form 8-K in order to provide more convenient access to the amended information in context.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This current report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions (“will,” “may,” “could,” “should,” etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this current report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the SEC which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

In this Form 8-K, unless the context otherwise requires:

(a)   all references to “Florham” refers (i) prior to the consummation of the transactions contemplated by the Agreement and Plan of Merger and Interest Purchase Agreement referred to below, to Florham Consulting Corp. (“Florham”), a development stage Delaware corporation, and (ii) on and after consummation of the transactions contemplated by the Agreement and Plan of Merger and Interest Purchase Agreement, to Florham (to be renamed “Educational Investors Corp.”).

(b)   all references to the “EII Group” refers collectively to Educational Investors, Inc., a Delaware corporation (“EII”), Valley Anesthesia, Inc., a Delaware corporation and Valley Anesthesia Educational Programs, Inc., an Iowa corporation (collectively, “Valley”), and Training Direct, LLC, a Connecticut limited liability company (“Training Direct”).

(c)   all references to “we,’’ ‘‘us,’’ ‘‘our’’ and “the Company” refers collectively to Florham, EII, Valley and Training Direct as at the date of this Current Report on Form 8-K, and following the closing of the transactions contemplated by the Agreement and Plan of Merger and Interest Purchase Agreement.

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.01	Completion of Acquisition or Disposition of Assets.
Item 3.02	Unregistered Sales of Equity Securities.
Item 5.01	Changes in Control of Registrant.
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 5.03.	Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.06	Change in Shell Company Status.
Item 9.01	Financial Statements and Exhibits.

The Agreement and Plan of Merger

On December 16, 2009, Florham executed an agreement and plan of merger (the “Merger Agreement”) among Florham, EII Acquisition Corp. (a newly formed acquisition subsidiary of Florham) (“Mergerco”), EII and its security holders, Sanjo Squared, LLC, Kinder Investments, LP, Joseph Bianco and Anil Narang (collectively, the “EII Securityholders”) pursuant to which Mergerco was merged with and into EII, with EII as the surviving corporation of the merger (the “Reverse Merger”), as a result of which EII became a wholly-owned subsidiary of Florham. Under the terms of the Merger Agreement, the EII Securityholders received (i) an aggregate of 6,000,000 shares of Florham's common stock, par value $.0001 per share (the “Common Stock”), (ii) options to acquire 2,558,968 additional shares of Florham’s Common Stock, fifty percent (50%) of which have an initial exercise price of $0.50 per share and fifty percent (50%) of which have an initial exercise price of $0.228 per share, subject to certain performance targets set forth in the Merger Agreement, and (iii) 250,000 shares of Florham’s Series A Preferred Stock, with each share of Florham's Series A Preferred Stock automatically convertible into 49.11333 shares of Florham's Common Stock upon the filing by Florham of an amendment to its certificate of incorporation which increases the authorized shares of Florham's Common Stock to at least 50,000,000. For a more complete description of the terms of the Series A Preferred Stock, see “Description of Securities” elsewhere in this Form 8-K.

EII was incorporated in the State of Delaware on July 20, 2009 for the purpose of acquiring vocational, training and technical schools, with an initial emphasis on the health care and medical industries. EII’s wholly-owned subsidiary, Valley Anesthesia, Inc., was incorporated on July 15, 2009 in the State of Delaware and has its corporate offices located in New York, New York. Effective August 20, 2009, Valley Anesthesia, Inc. purchased certain assets and assumed certain liabilities and operations of Valley Anesthesia Educational Programs, Inc. for an aggregate purchase price of $3,838,215, plus certain contingent payments which are subject to the achievement of predetermined operating milestones. EII, through Valley, provides comprehensive review and update courses and study materials to Student Registered Nurse Anesthetists in preparation for the National Certifying Exam throughout the continental United States.

Until consummation of the Reverse Merger, Florham was a publicly reporting Delaware corporation offering Internet professional services, including providing its clients with an integrated set of strategic creative and technology services that enable such clients to effect and maximize their Internet business.  As a result of the Reverse Merger, Florham will carry out the business and operations of the EII Group.

The closing of the transactions contemplated by the Merger Agreement were subject to a number of conditions including, without limitation, completion of due diligence, approval of the Merger Agreement by the Boards of Directors of EII and Florham and the prior or simultaneous closing of the Purchase Agreement (as defined below). On December 31, 2009, the parties to the Merger Agreement deemed all closing conditions to be satisfied and accordingly, the Reverse Merger was consummated.

At the closing of the Reverse Merger, all present officers of Florham have resigned and Joseph Bianco was appointed as the Chief Executive Officer of the Company, Anil Narang was appointed as the President and Chief Operating Officer of the Company, and Kellis Veach was appointed as the Chief Financial Officer and Secretary of the Company. In addition, our sole director has tendered his resignation to be effective on the tenth day after mailing of a Schedule 14f-1 statement to our stockholders.  Joseph Bianco, Anil Narang, Dov Perlysky, Howard Spindel and David Cohen were appointed as Directors of the Company with such appointments to be effective on the tenth day after mailing the Schedule 14f-1.

Pursuant to the terms of the Reverse Merger, Florham has agreed to cause (i) the shares of Common Stock issued and outstanding prior to the effective time of the Reverse Merger; and (ii) 930,000 shares of Common Stock issuable upon exercise of warrants expiring on June 30, 2016 at an exercise price of $0.05 per share, to be registered for resale under the Securities Act as soon as practicable following the effective time of the Reverse Merger.

Promptly following the date of this Form 8-K, Florham will file an Information Statement on Schedule 14C under the Exchange Act, and upon the effectiveness of such Information Statement and the expiration of the requisite 20 day period following mailing of such Information Statement to Florham shareholders, Florham will amend and restate its certificate of incorporation to, among other things:

•	increase its authorized Common Stock to 50,000,000 shares (the “Share Capital Increase”); and
•	change the corporate name of Florham to “Educational Investors Corp.” (the “Name Change”).

On December 23, 2009, holders of a majority of the issued and outstanding shares of Common Stock of Florham have consented in writing to approve (i) the Merger Agreement and the transactions contemplated therein, (ii) the Name Change; (iii) the Share Capital Increase; and (iv) Florham’s 2009 Stock Incentive Plan (the “Stock Incentive Plan”) for key employees, directors, consultants and others providing services to Florham, pursuant to which up to 1,500,000 shares of Common Stock shall be authorized for issuance thereunder. Accordingly, Florham shareholder approval of such matters is assured. Consummation of the Name Change and the Share Capital Increase is scheduled to occur as soon as practicable following the effectiveness of an Information Statement on Schedule 14C and after the passage of the requisite 20 day period after mailing the Information Statement to Florham stockholders, but in no event later than January 31, 2010.

As a result of the Reverse Merger, we believe we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

The Interest Purchase Agreement

In addition to the Merger Agreement, on December 16, 2009, EII entered into an Interest  Purchase Agreement (“Purchase Agreement”) with the members of Training Direct and Florham pursuant to which EII acquired all outstanding membership interests, on a fully diluted basis, of Training Direct (the “Subject Interests”) in exchange for (a) $200,000 cash, (b) shares of Florham's Common Stock having a deemed value of  $600,000 (the “Acquisition Shares”), with such number of Acquisition Shares to be determined by dividing $600,000 by the “Discounted VWAP” (as defined below) for the twenty (20) “Trading Days” (as defined below) immediately following the consummation of the Reverse Merger, and (c) shares of Florham’s  Common Stock having a deemed value of $300,000 (the “Escrow Shares”), with such number of Escrow Shares to be determined by dividing $300,000 by the Discounted VWAP for the twenty (20) Trading Days immediately following the consummation of the Reverse Merger. The Escrow Shares will be held in escrow and released therefrom as provided in the Purchase Agreement. “Discounted VWAP” is defined in the Purchase Agreement as seventy percent (70%) of the “VWAP” of Florham's Common Stock, but in no event less than $0.40 per share. “VWAP” is defined in the Purchase Agreement as a fraction, the numerator of which is the sum of the product of (i) the closing trading price for Florham's Common Stock on the applicable national securities exchange on each Trading Day of the twenty (20) Trading Days following the consummation of the Reverse Merger, and (ii) the volume of Florham's Common Stock on the applicable national securities exchange for each such day and the denominator of which is the total volume of Florham's Common Stock on the applicable national securities exchange during such twenty day period, each as reported by Bloomberg Reporting Service or other recognized market price reporting service. “Trading Day” is defined in the Purchase Agreement as any day on which the New York Stock Exchange or other national securities exchange on which Florham’s Common Stock trades is open for trading.  Assuming the Discounted VWAP for the twenty Trading Days after the effective date of the Reverse Merger is $0.50, we will issue an aggregate of 1,200,000 Acquisition Shares and 600,000 Escrow Shares.

Training Direct was organized as a limited liability company in the State of Connecticut on January 7, 2004. The company owns and operates a Connecticut-licensed vocational training school which provides vocational education and training programs to its students.

The closing of the Purchase Agreement was subject to a number of conditions including, without limitation, approval of the change of ownership of Training Direct by the Connecticut Department of Higher Education, the execution by the Company, EII and the EII Securityholders of all documents  necessary to affect the Reverse Merger, approval of the Purchase Agreement by the Board of Directors of EII and the board of managers of Training Direct and execution of a certain employment agreement and consulting agreement. On December 31, 2009, the parties to the Purchase Agreement deemed all closing conditions to be satisfied and accordingly, the purchase and sale of the Subject Interests was consummated.

General Overview of the Business

Valley

Through Valley, EII provides comprehensive review and update courses and study materials that aid Student Registered Nurse Anesthetists (“SRNA”) and Graduate Registered Nurse Anesthetists (“GRNA”) in preparation for the National Certifying Exam (“NCE”) throughout the continental United States.

Valley’s principal service is a three-day comprehensive review and update course designed to prepare SRNAs for the NCE. Valley also offers a 600-page basic manual. Additionally, Valley offers MemoryMasterTM, which is a collection of approximately 4,000 questions and answers designed to further assist its students in preparation for the NCE. Valley presented 10 courses in 2007, 11 courses in 2008 and 12 courses in 2009. In addition, Valley has 13 courses scheduled for 2010.

Valley’s revenue is currently generated from three sources: (i) seminars, (ii) manuals, and (iii) MemoryMasterTM.  In addition, Valley anticipates that there will be a fourth revenue source beginning in 2010, which is from on-line practice examinations that management expects to launch in January 2010.

Seminars

Each review and update course includes 26 hours over a three-day time period. The courses are located throughout the United States in areas with high concentrations of nursing programs. Seminars are typically held in hotel conference rooms located close to airports to minimize logistical issues for traveling students.

Registration for the seminars can be completed online, by mail or by telephone. Registration for courses for the following year occurs at the end of August. Once the registration period has commenced, the seminars are often filled within a couple days. Seminars in Cleveland and Philadelphia have traditionally had the highest student enrollments with two courses in Cleveland that included 217 and 216 students, respectively, and 215 students in Philadelphia in 2007. In 2008, the seminars had enrollments for two courses in Philadelphia of 224 and 220 students, respectively, and in Cleveland for two courses of 219 and 216 students, respectively. In 2009, the seminars had enrollments for two courses in Cleveland of 212 and 209 students, respectively, a course in Philadelphia with enrollment of 218 students and a course in Dallas with enrollment of 217 students.

Manuals

Valley publishes a course manual which is purchased by students enrolled in the seminars and others. The course manual consists of over 600 pages and is printed by a third party. While the volume is fairly substantial, the complexity of the printing is not excessive and the manuals are not bound. Production costs were approximately $175,000 in 2007, $186,000 in 2008 and $44,000 for the nine months ended September 30, 2009. The manuals are ordered from the printers each fall after registration has begun for the following year’s courses and correspondingly, the majority of the printing costs are incurred in the fourth quarter.  Since the per unit cost to print 100 manuals is the same as the cost to print one, Valley only orders enough books to meet its known demand. As Valley receives additional orders, it places orders with its vendor to print the required quantity to meet the additional demand.

MemoryMasterTM

Valley offers its MemoryMasterTM study guide collection of approximately 4,000 questions and answers to aid its students in preparation for the NCE by facilitating the memorization and understanding of a large body of anesthesia-related facts, concepts and issues. MemoryMasterTM content is categorized according to the outline provided by the Council on Certification of Nurse Anesthesia, which includes:

•	basic and related clinical sciences;
•	equipment, instrumentation and technology;
•	basic principles of anesthesia;
•	advanced principles of anesthesia; and
•	professional issues.

MemoryMasterTM is offered in two forms: (i) a bound, soft covered book, and (ii) flash cards.  The book provides the entire MemoryMasterTM content in a side-by-side format, with questions appearing on the left side of each page and the corresponding answers on the right side.

MemoryMasterTM is printed by the same third party source as the course manuals. MemoryMasterTM can also be ordered from the printers on an as needed basis. Management estimates that MemoryMasterTM accounted for approximately $419,000 of revenue in 2007, $407,000 of revenue in 2008 and $142,000 of revenue during the nine months ended September 30, 2009. Historically, the fourth quarter includes the greatest amount of MemoryMasterTM shipments and related revenue.

On-Line Practice Examinations

Valley anticipates that there will be a fourth revenue source beginning in 2010, which is from on-line practice examinations that management expects to launch in January 2010. Valley’s on-line practice examinations will be a test assessment program where students can visit a mock testing center (the “Center”) on-line. Practice examinations and subject-specific quizzes will be available for student practice purposes. Valley believes that this will be a popular addition to its offerings, and that most students who take its courses, and others who do not, will avail themselves of the new test assessment Center. As of the date hereof, pricing for this program has not been finalized but it is expected that the Center will be fully functional by the end of January 2010.

Training Direct

 Through its Training Direct subsidiary, EII provides “distance learning” and “residential training” educational programs for students to become eligible for entry-level employment in a variety of fields and industries. Training Direct strives to assist those who may not have realized their full potential in the workplace by finding such individuals a new career direction and assisting in progressing their learning skills necessary to reach their earning and personal development possibilities and goals. Training Direct maintains licenses from the Connecticut Commissioner of Higher Education, the Connecticut Department of Health Services and the National Health Career Association, and is an Eligible Training Provider under the Workforce Investment Act. Such licenses require that Training Direct have a competent faculty, offer educationally sound and up-to-date courses and course materials, and be subject to inspections and approvals by outside examining committees.

Distance Learning Programs

Distance learning programs provide an additional opportunity to individuals who may not have acquired all of the education they need and are unable to take advantage of residential training educational opportunities. Distance learning is defined as enrollment and study with an educational institution that provides lesson materials prepared in a sequential and logical order for study by students on their own, allowing students to acquire new professional skills while studying at home at their own pace. In order to help each student in their field of study, Training Direct provides counseling and lesson assistance by telephone and through mail.

Training Direct’s distance learning offerings include educational programs in the following fields and industries:

•	medical office assistance;
•	medical billing and coding;
•	hotel-motel front office;
•	veterinary assistant;
•	paralegal; and
•	pharmacy technician.

When each lesson is completed, the student mails the assigned work to the school for correcting, grading, comment and subject matter guidance by qualified instructors. Corrected assignments are rapidly returned to the student, providing a personalized student-teacher relationship.

Residential Training Program

Training Direct offers a comprehensive Certified Nurse's Aide Program to assist its students with developing the skills and knowledge necessary to obtain an entry-level position as a Nurse's Aide in a health care facility. The training program provides the student with both basic knowledge and practical experience in the terminology, procedures, and techniques required of a Nurse's Aide. This training program meets the Connecticut Department of Health Services guideline for eligibility to take the State certification exam for Nurse's Aides.

Key Corporate Objectives

Our goal is to strengthen and capitalize on our position as a provider of high quality, accessible education for individuals throughout the United States. Our principal focus is to provide high quality educational products and services to our students in order for them to maximize the benefit of their educational experience.

EII’s key business development objectives over the next three to five years are to seek and consummate potential acquisitions with companies engaged in the business of providing vocational training and test preparation products and services. In addition, management intends to launch and further develop on-line test assessment programs and web-based course offerings. For a further description of EII’s key corporate objectives, see “Business, Our Strategy and Key Corporate Objectives” in this report.

The following diagrams set forth our corporate structure, both before and after giving effect to consummation of the transactions contemplated by the Merger Agreement and the Purchase Agreement described in this report.

(1)  Corporate name will be changed to “Educational Investors Corp.” pursuant to the Merger Agreement.

(2)  Effective August 20, 2009, Valley Anesthesia, Inc. purchased certain assets and assumed certain liabilities and operations of Valley Anesthesia Educational Programs, Inc. for an aggregate purchase price of $3,838,215, plus certain contingent payments which are subject to the achievement of predetermined operating milestones.

Our Offices and Other Corporate Information

EII’s and Valley’s principal executive offices are located at 845 Third Avenue, 6th Floor, New York, New York 10022, and its telephone number is (646) 290-5290. Valley’s principal operating office is located at 1995 Country Club Blvd, Clive, Iowa 50325 and its telephone number is (515) 221-2590. Valley maintains a website at www.valleyanesthesia.com. Training Direct’s principal executive offices are located at 3885 Main Street, 2nd Floor, Bridgeport, Connecticut 06606 and its telephone number is (203) 372-8842. Training Direct maintains a website at www.trainingdirectusa.org. The contents of such websites are not part of this report.

RISK FACTORS

Investment in our securities involves risk. You should carefully consider the risks we describe below before deciding to invest. The market price of our securities could decline due to any of these risks, in which case you could lose all or part of your investment. In assessing these risks, you should also refer to the other information included in this Report. Our business, financial condition or results of operations could be affected materially and adversely by any of the risks discussed below and any others not currently identified or foreseen. This discussion contains forward-looking statements.

Risks Related to Our Business and Industry in Which We Operate

We are subject to risks relating to enrollment of students.  If we are not able to continue to successfully recruit and retain our students, we will not be able to sustain our revenue growth rate.

Building awareness of our schools and the programs we offer is critical to our ability to attract prospective students. If our schools are unable to successfully market and advertise their educational programs, our schools’ ability to attract and enroll prospective students in such programs could be adversely affected, and, consequently, our ability to increase revenue or maintain profitability could be impaired. It is also critical to our success that we convert these prospective students to enrolled students in a cost-effective manner and that these enrolled students remain active in our programs. Some of the factors that could prevent us from successfully enrolling and retaining students in our programs include:

•	the emergence of more attractive competitors;
•	factors related to our marketing, including the cost and effectiveness of Internet advertising and broad-based branding campaigns;
•	inability to expand program content and develop new programs in a timely and cost-effective manner;
•	performance problems with, or capacity constraints of, our online education delivery systems;
•	failure to maintain accreditation;
•	inability to continue to recruit, train and retain quality faculty;
•	student or employer dissatisfaction with the quality of our services and programs;
•	student financial, personal or family constraints;
•	adverse publicity regarding us, our competitors or online or for-profit education generally;
•	tuition rate reductions by competitors that we are unwilling or unable to match;
•	a decline in the acceptance of online education;
•	increased regulation of online education, including in states in which we do not have a physical presence;
•	a decrease in the perceived or actual economic benefits that students derive from our programs or education in general; and
•	litigation or regulatory investigations that may damage our reputation.

In addition, our educational programs are concentrated in selected areas of healthcare, law and business. If applicant career interests shift away from these fields, and we do not anticipate or adequately respond to that trend, future enrollment and revenue may decline.  If employment opportunities for our graduates in fields related to their educational programs decline, future enrollment and revenue may decline as potential applicants choose to enroll at other educational institutions offering different courses of study.

We are subject to risks relating to tuition pricing, which could have a material adverse affect on our financial results.

If other educational institutions reduce their price of tuition, our educational programs could become less attractive to prospective students. In addition, we may be unable, for competitive reasons, to maintain and increase tuition rates in the future, thereby adversely affecting future revenues and earnings.

Our financial performance depends, in part, on our ability to keep pace with changing market needs and technology; if we fail to keep pace or fail in implementing or adapting to new technologies, our business may be adversely affected.

Increasingly, prospective employers of students who graduate from our schools demand that their new employees possess appropriate technological skills and also appropriate “soft” skills, such as communication, critical thinking and teamwork skills. These skills can evolve rapidly in a changing economic and technological environment. Accordingly, it is important for our schools’ educational programs to evolve in response to these economic and technological changes. The expansion of existing programs and the development of new programs may not be accepted by current or prospective students or the employers of our graduates. Even if our schools are able to develop acceptable new programs, our schools may not be able to begin offering those new programs as quickly as required by prospective employers or as quickly as our competitors offer similar programs. In addition, we may be unable to obtain specialized accreditations or licensures that may make certain programs desirable to students. To offer a new academic program, we may be required to obtain federal, state and accrediting agency approvals, which may be conditioned or delayed in a manner that could significantly affect our growth plans. If we are unable to adequately respond to changes in market requirements due to regulatory or financial constraints, unusually rapid technological changes, or other factors, our ability to attract and retain students could be impaired, the rates at which our graduates obtain jobs involving their fields of study could suffer, and our business, financial condition, results of operations and cash flows could be adversely affected.

Establishing new academic programs or modifying existing programs requires us to make investments in management and capital expenditures, incur marketing expenses and reallocate other resources. We may have limited experience with the courses in new areas and may need to modify our systems and strategy or enter into arrangements with other educational institutions to provide new programs effectively and profitably. If we are unable to increase the number of students or offer new programs in a cost-effective manner, or are otherwise unable to manage effectively the operations of newly established academic programs, our business, financial condition, results of operations and cash flows could be adversely affected.

We have invested and continue to invest significant resources in information technology, which is a key element of our business strategy. Our information technology systems and tools could become impaired or obsolete due to our action or failure to act. For instance, we could install new information technology without accurately assessing its costs or benefits, or we could experience delayed or ineffective implementation of new information technology. Similarly, we could fail to respond in a timely or sufficiently competitive way to future technological developments in our industry. Should our action or failure to act impair or otherwise render our information technology less effective, this could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We are subject to risks relating to our information technology, system applications and security systems, which could have a material adverse affect on our financial results.

The performance and reliability of our computer networks and system applications, especially our online educational platforms and student operational and financial packaging applications, are critical to our reputation and ability to attract and retain students.  System errors and/or failures could adversely impact our delivery of educational content to our online students.  In addition, system errors could result in delays and/or errors in processing student financial payment and related disbursements. Major risks involved in such network infrastructure include any break-downs or system failures resulting in a sustained shutdown of all or a material portion of our servers, including failures which may be attributable to sustained power shutdowns, or efforts to gain unauthorized access to our systems causing loss or corruption of data or malfunctions of software or hardware.  Security breaches of our information systems can also create unauthorized disclosure of confidential information, such as the personal information of our students or credit card information.  If we are unable to prevent such security breaches, our operations could be disrupted, our students could suffer financial loss or become the victims of identity theft, or we may suffer reputational damage and/or financial loss because of lost or misappropriated information.

Our network systems are also vulnerable to damage from fire, flood, power loss, telecommunications failures, computer viruses, hacking and similar events. Any network interruption, virus or other inadequacy that causes interruptions in the availability of the online educational programs or deterioration in the quality of access to the online educational platforms could reduce our student’s satisfaction and ultimately harm our business, financial condition and results of operations. In addition, any security breach caused by hackings, which involve efforts to gain unauthorized access to information or systems, or to cause intentional malfunctions or loss or corruption of data, software, hardware or other computer equipment, and the inadvertent transmission of computer viruses could have a material adverse effect on our business, financial condition and results of operations. We do not maintain insurance policies covering losses relating to our network systems and we do not have business interruption insurance.

Future acquisitions may have an adverse effect on our ability to manage our business.

Selective acquisitions form part of our strategy to expand our business. We have limited prior experience integrating any new companies into ours, and we believe that integration of a new company’s operation and personnel will require significant management attention. The diversion of our management’s attention from our business and any difficulties encountered in the integration process could have an adverse effect on our ability to manage our business.

We may pursue acquisitions of companies, technologies and personnel that are complementary to our existing business. However, our ability to grow through future acquisitions or investments or hiring will depend on the availability of suitable acquisition and investment candidates at an acceptable cost, our ability to compete effectively to attract these candidates, and the availability of financing to complete larger acquisitions. We may face significant competition in executing our growth strategy. Future acquisitions or investments could result in potential dilutive issuances of equity securities or incurrence of debt, contingent liabilities or impairment of goodwill and other intangible assets, any of which could adversely affect our financial condition and results of operations. The benefits of an acquisition or investment may also take considerable time to develop and any particular acquisition or investment may not produce the intended benefits.

Future acquisitions would also expose us to potential risks, including risks associated with the assimilation of new operations, technologies and personnel, unforeseen or hidden liabilities, the diversion of resources from our existing businesses, educational programs and technologies, the inability to generate sufficient revenue to offset the costs and expenses of acquisitions, and potential loss of, or harm to, our relationships with employees and students as a result of the integration of new businesses.

If regulators do not approve our domestic acquisitions, the acquired schools’ state licenses, accreditation, and ability to participate in Title IV programs (if applicable) may be impaired.

When we acquire an institution, we must seek approval from the U.S. Department of Education if the acquired institution participates in Title IV programs, and from most applicable state agencies and accrediting agencies because an acquisition is considered a change of ownership or control of the acquired institution under applicable regulatory standards. A change of ownership or control of an institution under the U.S. Department of Education standards can result in the temporary suspension of the institution’s participation in the Title IV programs unless a timely and materially complete application for recertification is filed with the U.S. Department of Education and it issues a temporary provisional certification. If we are unable to obtain approvals from the state agencies, accrediting agencies or U.S. Department of Education for any institution we may acquire in the future, depending on the size of that acquisition, such a failure to obtain approval could have a material adverse effect on our business.

If regulators do not approve or delay their approval of transactions involving a change of control of our company, our state licenses and accreditation may be impaired.

A change of ownership or control of EII, depending on the type of change, may have significant regulatory consequences for Training Direct. State licensing agencies, including the Connecticut Department of Higher Education (“DHE”), have adopted the change of ownership and control standards. Such a change of ownership or control could require recertification and reauthorization by state licensing agencies, including the DHE. There can be no assurances that such recertification would be obtained on a timely basis. In addition, some states where Training Direct is presently licensed have requirements governing change of ownership or control that require approval of the change to remain authorized to operate in those states. If regulators do not approve or delay their approval of transactions involving a change of control of our company, our state licenses and accreditation may be impaired.

If any regulatory audit, investigation or other proceeding finds us not in compliance with the numerous laws and regulations applicable to the postsecondary education industry, we may not be able to successfully challenge such finding and our business could suffer.

Due to the highly regulated nature of the postsecondary education industry, we are subject to audits, compliance reviews, inquiries, complaints, investigations, claims of non-compliance and lawsuits by state governmental agencies, regulatory agencies, accrediting agencies, present and former students and employees, shareholders and other third parties, any of whom may allege violations of any of the regulatory requirements applicable to us. If the results of any such claims or actions are unfavorable to us, we may be required to pay monetary fines or penalties, be required to repay funds received under state financial aid programs, have restrictions placed on or terminate our schools’ or programs’ eligibility to participate in state or federal financial aid programs, have limitations placed on or terminate our schools’ operations or ability to grant degrees and certificates, have our schools’ accreditations restricted or revoked, or be subject to civil or criminal penalties. Any one of these sanctions could materially adversely affect our business, financial condition, results of operations and cash flows and result in the imposition of significant restrictions on us and our ability to operate.

If we fail to maintain any of our state authorizations, we would lose our ability to operate in that state.

Training Direct is authorized to operate and to grant certificates by the applicable state agency of each state where such authorization is required and where we maintain a campus. The loss of such authorization in one or more states could have a material adverse effect on our business, financial condition, results of operations and cash flows. Loss of authorization in one or more states could increase the likelihood of additional scrutiny and potential loss of operating and/or degree granting authority in other states in which we operate, which would further impact our business.

Government regulations relating to the Internet could increase our cost of doing business, affect our ability to grow or otherwise have a material adverse effect on our business, financial condition, results of operations and cash flows.

The increasing popularity and use of the Internet and other online services has led and may lead to further adoption of new laws and regulatory practices in the U.S. or foreign countries and to new interpretations of existing laws and regulations. These new laws and interpretations may relate to issues such as online privacy, copyrights, trademarks and service marks, sales taxes, value-added taxes, withholding taxes, allocation and apportionment of income amongst various state, local and foreign jurisdictions, fair business practices and the requirement that online education institutions qualify to do business as foreign corporations or be licensed in one or more jurisdictions where they have no physical location or other presence. New laws, regulations or interpretations related to doing business over the Internet could increase our costs and materially and adversely affect our enrollments, which could have a material adverse affect on our business, financial condition, results of operations and cash flows.

Our success depends on attracting and retaining qualified personnel.

We depend on a core management and key executives.  In particular, we rely on the expertise and experience of our senior officers and key employees in our business operations, and their personal relationships with our other significant shareholders, employees, the regulatory authorities, and our students. If any of them become unable or unwilling to continue in their present positions, or if they join a competitor or form a competing company in contravention of their employment agreements, we may not be able to identify a replacement easily, our business may be significantly disrupted and our financial condition and results of operations may be materially adversely affected. We currently maintain key-man life insurance in the amount of $2.5 million for Anil Narang, our President and Chief Operating Officer.  We do not currently maintain key-man life insurance for any of our other key personnel.

We may not be able to adequately protect our intellectual property, and we may be exposed to infringement claims by third parties.

We believe the copyrights, service marks, trademarks, trade secrets and other intellectual property we use are important to our business, and any unauthorized use of such intellectual property by third parties may adversely affect our business and reputation. We rely on the intellectual property laws and contractual arrangements with our employees, clients, business partners and others to protect such intellectual property rights. Third parties may be able to obtain and use such intellectual property without authorization. Moreover, litigation may be necessary in the future to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources, and have a material adverse effect on our business, financial condition and results of operations.

We may be subject to infringement and misappropriation claims in the future, which may cause us to incur significant expenses, pay substantial damages and be prevented from providing our services.

Our success depends, in part, on our ability to carry out our business without infringing the intellectual property rights of third parties. We may be subject to litigation involving claims of patent, copyright or trademark infringement, or other violations of intellectual property rights of third parties. Future litigation may cause us to incur significant expenses, and third-party claims, if successfully asserted against us, may cause us to pay substantial damages, seek licenses from third parties, pay ongoing royalties, redesign our services or technologies, or prevent us from providing services or technologies subject to these claims. Even if we were to prevail, any litigation would likely be costly and time-consuming and divert the attention of our management and key personnel from our business operations.

Risks Related to Our Financial Condition and Results of Operations

Our limited operating history and the unproven long-term potential of our business model make evaluating our business and prospects difficult.

We were incorporated on July 20, 2009 in the State of Delaware, Training Direct was formed on January 7, 2004 in the State of Connecticut and Valley was incorporated in March 10, 1993 in the State of Iowa. As our operating history is limited, the revenue and income potential of our business and markets are yet to be fully proven. In addition, we are exposed to risks, uncertainties, expenses and difficulties frequently encountered by companies at an early stage of development. Some of these risks and uncertainties relate to our ability to:

•	increase our student enrollment by expanding the type, scope and technical sophistication of the educational services we offer;

•	respond effectively to competitive pressures;

•	respond in a timely manner to technological changes or resolve unexpected network interruptions;

•	comply with changes to regulatory requirements;

•	maintain adequate control of our costs and expenses;

•	increase awareness of our educational programs; and

•	attract and retain qualified management and employees.

We cannot predict whether we will meet internal or external expectations of our future performance. If we are not successful in addressing these risks and uncertainties, our business, financial condition and results of operations may be materially adversely affected.

We may need additional capital and may not be able to obtain such capital on acceptable terms.

Capital requirements are difficult to plan in our industry. We currently expect that we will need capital to fund our future acquisitions, educational program development, technological infrastructure and sales and marketing activities.

Our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties, including:

•	investors’ perceptions of, and demand for, securities of vocational, training and technical schools;

•	conditions of the United States and other capital markets in which we may seek to raise funds;

•	our future results of operations, financial condition and cash flows;

•	governmental regulation of educational program providers; and

•	economic, political and other conditions in United States.

Any failure by us to raise additional funds on terms favorable to us, or at all, may have a material adverse effect on our business, financial condition and results of operations. For example, we may not be able to carry out parts of our growth strategy to acquire vocational, training and/or technical schools that are complementary to our existing business or necessary to maintain our growth and competitiveness.

Our business may be adversely affected by a further economic slowdown in the U.S. or abroad or by an economic recovery in the U.S.

The U.S and much of the world economy are in the midst of an economic downturn. We believe the current economic downturn has contributed to a portion of our recent enrollment growth as an increased number of working learners seek to advance their education to improve job security or reemployment prospects. This effect cannot be quantified. However, to the extent that the economic downturn has increased demand for our programs, a subsequent economic recovery may eliminate this effect and reduce such demand as fewer potential students seek to advance their education. This reduction could have a material adverse effect on our business, financial condition, results of operations and cash flows. A worsening of the economic downturn may reduce the demand for our programs among students and the willingness of employers to sponsor educational opportunities for their employees, either of which could materially and adversely affect our business, financial condition, results of operations and cash flows.

We may not be able to sustain our recent growth rate or profitability, and we may not be able to manage future growth effectively.

Our ability to sustain our current rate of growth or profitability depends on a number of factors, including our ability to obtain and maintain regulatory approvals, our ability to attract and retain students, our ability to maintain operating margins, our ability to recruit and retain high quality academic and administrative personnel and competitive factors. In addition, growth may place a significant strain on our resources and increase demands on our management information and reporting systems, financial management controls, and personnel. Although we have made a substantial investment in augmenting our financial and management information systems and other resources to support future growth, we cannot assure you that we will have adequate capacity to accommodate substantial growth or that we will be able to manage further growth effectively. Failure to do so could adversely affect our business, financial condition, results of operations and cash flows.

Risks Relating to Our Securities

Insiders have substantial control over us, and they could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.

Our executive officers and directors hold approximately 343% of our outstanding common stock, which includes (i) shares owned by our officers and/or directors, (ii) shares attributable to certain entities in which our officers and directors share beneficial ownership, (iii) shares underlying our Series A Preferred Stock that will be converted into shares of Florham Common Stock upon the filing of our amended and restated certificate of incorporation for purposes of increasing our authorized shares to 50,000,000, and (iv) shares issuable upon exercise of stock options which have vested as of the date of this report.  Accordingly, these stockholders are able to control all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions.  This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities.

Our common stock is quoted on the OTC Bulletin Board under the current symbol "FHMS". There is a limited trading market for our common stock. Accordingly, there can be no assurance as to the liquidity of any markets that may develop for our common stock, the ability of holders of our common stock to sell our common stock, or the prices at which holders may be able to sell our common stock.

The market price of our common stock may be volatile.

     The market price of our common stock has been and will likely continue to be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock.  These factors may materially adversely affect the market price of our common stock, regardless of our performance.  In addition, the public stock markets have experienced extreme price and trading volume volatility.  This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies.  These broad market fluctuations may adversely affect the market price of our common stock.

The outstanding convertible securities may adversely affect us in the future and cause dilution to existing shareholders.

As of December 31, 2009, we had 6,166,700 shares of Common Stock outstanding and 250,000 shares of Series A Preferred Stock outstanding, each of which shares of Series A Preferred Stock shall be converted, on the basis of 49.11333 shares of Florham Common Stock for each share of Series A Preferred Stock (an aggregate of 12,278,333 shares of Florham Common Stock) automatically upon the filing by the Company of an amendment to its certificate of incorporation increasing its authorized shares of Florham Common Stock to not less than 50,000,000 shares. In addition, we have outstanding 5-year options to purchase an aggregate of 3,436,328 shares of Common Stock and outstanding warrants to purchase 930,000 shares of Common Stock expiring on June 30, 2016 at an exercise price of $0.05 per share. The conversion of the Series A Preferred Stock and the exercise of options and warrants will cause dilution in the interests of other shareholders as a result of the additional common stock that would be issued upon conversion and/or exercise. Moreover, subject to any applicable lock-up restrictions, sales of the shares of our outstanding common stock, shares issuable upon conversion of the Series A Preferred Stock, and shares issuable upon exercise of the options and warrants could have a depressive effect on the price of our stock, particularly if there is not a coinciding increase in demand by purchasers of our common stock.  Further, the terms on which we may obtain additional financing during the period any of such securities remain outstanding may be adversely affected by the existence of these securities as well.

Our common stock may be considered a “penny stock” and may be difficult to sell.

     The SEC has adopted regulations which generally define a “penny stock” to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and, therefore, it may be designated as a “penny stock” according to SEC rules.  This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities.  These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

OTCBB securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTCBB reporting requirements are less stringent than those of the stock exchanges.

Patterns of fraud and abuse include:

(a)	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

(b)	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

(c)	“Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

(d)	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

(e)
Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future and any return on investment may be limited to the value of our stock.  We plan to retain any future earnings to finance growth.

Special Note Regarding Forward-Looking Statements

This Report contains certain forward-looking statements. When used in this Report or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “project,” “plan” or “continue,” and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this Report are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, which may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Report might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

BUSINESS

Prior to the Reverse Merger, Florham was a publicly reporting Delaware corporation offering Internet professional services, including providing its clients with an integrated set of strategic creative and technology services that enable such clients to effect and maximize their Internet business.  As a result of the Reverse Merger, Florham will carry out the business and operations of the EII Group.

Introduction

EII

EII was incorporated in the State of Delaware on July 20, 2009 for the purpose of acquiring vocational, training and technical schools, with an initial emphasis on the health care and medical industries. EII’s wholly-owned subsidiary, Valley Anesthesia, Inc., was incorporated on July 15, 2009 in the State of Delaware and has its corporate offices located in New York, New York. Effective August 20, 2009, Valley Anesthesia, Inc. purchased certain assets and assumed certain liabilities and operations of Valley Anesthesia Educational Programs, Inc. for an aggregate purchase price of $3,838,215, plus certain contingent payments which are subject to the achievement of predetermined operating milestones. EII’s wholly-owned subsidiary, Training Direct, LLC, was organized as a limited liability company in the State of Connecticut on January 7, 2004.

Valley

Through Valley, EII provides comprehensive review and update courses and study materials that aid Student Registered Nurse Anesthetists (“SRNA”) and Graduate Registered Nurse Anesthetists (“GRNA”) in preparation for the National Certifying Exam (“NCE”) throughout the continental United States.

Valley’s principal service is a three-day comprehensive review and update course designed to prepare SRNAs for the NCE. Valley also offers a 600-page basic manual. Additionally, Valley offers MemoryMasterTM, which is a collection of approximately 4,000 questions and answers designed to further assist its students in preparation for the NCE. Valley presented 10 courses in 2007, 11 courses in 2008 and 12 courses in 2009. In addition, Valley has 13 courses scheduled for 2010.

Valley’s revenue is currently generated from three sources: (i) seminars, (ii) manuals, and (iii) MemoryMasterTM.  In addition, Valley anticipates that there will be a fourth revenue source beginning in 2010, which is from on-line practice examinations that management expects to launch in January 2010.

Training Direct

Through its Training Direct subsidiary, EII provides “distance learning” and “residential training” educational programs for students to become eligible for entry-level employment in a variety of fields and industries. Training Direct strives to assist those who may not have realized their full potential in the workplace by finding such individuals a new career direction and assisting in progressing their learning skills necessary to reach their earning and personal development possibilities and goals. Training Direct maintains licenses from the Connecticut Commissioner of Higher Education, the Connecticut Department of Health Services and the National Health Career Association, and is an Eligible Training Provider under the Workforce Investment Act. Such licenses require that Training Direct have a competent faculty, offer educationally sound and up-to-date courses and course materials, and be subject to inspections and approvals by outside examining committees.

The following diagrams set forth our corporate structure, both before and after giving effect to consummation of the transactions contemplated by the Merger Agreement and the Purchase Agreement described in this report.

(1)  Corporate name will be changed to “Educational Investors Corp.” pursuant to the Merger Agreement.

(2)  Effective August 20, 2009, Valley Anesthesia, Inc. purchased certain assets and assumed certain liabilities and operations of Valley Anesthesia Educational Programs, Inc. for an aggregate purchase price of $3,838,215, plus certain contingent payments which are subject to the achievement of predetermined operating milestones.

Our Offices and Other Corporate Information

EII’s and Valley’s principal executive offices are located at 845 Third Avenue, 6th Floor, New York, New York 10022, and its telephone number is (646) 290-5290. Valley’s principal operating office is located at 1995 Country Club Blvd, Clive, Iowa 50325 and its telephone number is (515) 221-2590. Valley maintains a website at www.valleyanesthesia.com. Training Direct’s principal executive offices are located at 3885 Main Street, 2nd Floor, Bridgeport, Connecticut 06606 and its telephone number is (203) 372-8842. Training Direct maintains a website at www.trainingdirectusa.org. The contents of such websites are not part of this report.

Valley’s Program Offerings

Seminars

Each review and update course includes 26 hours over a three-day time period. The courses are located throughout the United States in areas with high concentrations of nursing programs. Seminars are typically held in hotel conference rooms located close to airports to minimize logistical issues for traveling students.

Registration for the seminars can be completed online, by mail or by telephone. Registration for courses for the following year occurs at the end of August. Once the registration period has commenced, the seminars are often filled within a couple days. Seminars in Cleveland and Philadelphia have traditionally had the highest student enrollments with two courses in Cleveland that included 217 and 216 students, respectively, and 215 students in Philadelphia in 2007. In 2008, the seminars had enrollments for two courses in Philadelphia of 224 and 220 students, respectively, and in Cleveland for two courses of 219 and 216 students, respectively. In 2009, the seminars had enrollments for two courses in Cleveland of 212 and 209 students, respectively, a course in Philadelphia with enrollment of 218 students and a course in Dallas with enrollment of 217 students.

Manuals

Valley publishes a course manual which is purchased by students enrolled in the seminars and others. The course manual consists of over 600 pages and is printed by a third party. While the volume is fairly substantial, the complexity of the printing is not excessive and the manuals are not bound. Production costs were approximately $175,000 in 2007, $186,000 in 2008 and $44,000 for the nine months ended September 30, 2009. The manuals are ordered from the printers each fall after registration has begun for the following year’s courses and correspondingly, the majority of the printing costs are incurred in the fourth quarter.  Since the per unit cost to print 100 manuals is the same as the cost to print one, Valley only orders enough books to meet its known demand. As Valley receives additional orders, it places orders with its vendor to print the required quantity to meet the additional demand.

MemoryMasterTM

Valley offers its MemoryMasterTM study guide collection of approximately 4,000 questions and answers to aid its students in preparation for the NCE by facilitating the memorization and understanding of a large body of anesthesia-related facts, concepts and issues. MemoryMasterTM content is categorized according to the outline provided by the Council on Certification of Nurse Anesthesia, which includes:

•	basic and related clinical sciences;
•	equipment, instrumentation and technology;
•	basic principles of anesthesia;
•	advanced principles of anesthesia; and
•	professional issues.

MemoryMasterTM is offered in two forms: (i) a bound, soft covered book, and (ii) flash cards.  The book provides the entire MemoryMasterTM content in a side-by-side format, with questions appearing on the left side of each page and the corresponding answers on the right side.

MemoryMasterTM is printed by the same third party source as the course manuals. MemoryMasterTM can also be ordered from the printers on an as needed basis. Management estimates that MemoryMasterTM accounted for approximately $419,000 of revenue in 2007, $407,000 of revenue in 2008 and $142,000 of revenue during the nine months ended September 30, 2009. Historically, the fourth quarter includes the greatest amount of MemoryMasterTM shipments and related revenue.

On-Line Practice Examinations

Valley anticipates that there will be a fourth revenue source beginning in 2010, which is from on-line practice examinations that management expects to launch in January 2010. Valley’s on-line practice examinations will be a test assessment program where students can visit a mock testing center (the “Center”) on-line. Practice examinations and subject-specific quizzes will be available for student practice purposes. Valley believes that this will be a popular addition to its offerings, and that most students who take its courses, and others who do not, will avail themselves of the new test assessment Center. As of the date hereof, pricing for this program has not been finalized but it is expected that the Center will be fully functional by the end of January 2010.

Training Direct’s Program Offerings

Distance Learning Programs

Distance learning programs provide an additional opportunity to individuals who may not have acquired all of the education they need and are unable to take advantage of residential training educational opportunities. Distance learning is defined as enrollment and study with an educational institution that provides lesson materials prepared in a sequential and logical order for study by students on their own, allowing students to acquire new professional skills while studying at home at their own pace. In order to help each student in their field of study, Training Direct provides counseling and lesson assistance by telephone and through mail.

Training Direct’s distance learning offerings include educational programs in the following fields and industries:

•	medical office assistance;
•	medical billing and coding;
•	hotel-motel front office;
•	veterinary assistant;
•	paralegal; and
•	pharmacy technician.

All of Training Direct’s courses are priced at $1,295 to $1,600 per program. Students may pay via cash, credit card, money order or check.

When each lesson is completed, the student mails the assigned work to the school for correcting, grading, comment and subject matter guidance by qualified instructors. Corrected assignments are rapidly returned to the student, providing a personalized student-teacher relationship.

Medical Office Assistant Program

Training Direct’s medical office assistant curriculum prepares the student for a wide range of entry-level office positions in different areas of the health industry. The curriculum prepares a student for potential employment in medical offices, clinics, public health departments and hospitals. The student acquires a basic understanding of medical terminology, records management, financial administration and administrative procedures which relate to the functioning of a medical office. An outline of the medical office assistant curriculum includes the following, without limitation:

•	introduction to medical office assistance;
•	introduction to medical terminology;
•	advanced medical terminology and pharmacology;
•	administrative medical assistance;
•	medical, legal and ethical responsibilities;
•	computers and information processing;

•	patients' medical records;
•	drug and prescription records;
•	office maintenance and management;
•	fees, credit and collection;
•	health insurance systems;
•	bookkeeping;
•	payroll procedures; and
•	job search techniques.

A high school diploma or general education degree is required for applicants to become eligible for the program. Upon successful completion of the program, the student receives a diploma.

Medical Billing and Coding Program

Training Direct’s medical insurance billing and coding curriculum prepares the student for entry-level employment to process insurance claims for a medical office. There are multiple roles that the student can fulfill with this curriculum, such as patient and administration contact, working with computers, and accounting tasks. Specific potential career duties consist of: (i) data collection from patients, hospitals, laboratories and physicians; (ii) diagnostic and procedure coding; (iii) timely generation of claims to maximize cash flow for the medical practice; (iv) keeping up to date on insurance plans, rules and regulations; (v) bookkeeping transactions; and (vi) follow-up on claims.

An outline of the medical billing and coding curriculum includes the following, without limitation:

•	introduction to medical terminology;
•	advanced medical terminology and pharmacology;
•	fundamentals of health insurance coverage;
•	source documents and the insurance claim cycle;
•	coding diagnosis;
•	coding procedures;
•	the health insurance claim form;
•	fees: private insurance and managed care, the Medicaid program;
•	the Medicare program;
•	workers’ compensation coverage and other disability programs; and
•	patient billing: credit and collection practices.

In this program, the student acquires an understanding of basic medical terminology, anatomy and physiology, procedural and diagnostic coding, types of medical insurance programs, insurance claims completion and submission, payment and follow-up procedures, relevant office skills and the role of computers in the medical office. Upon successful completion of the program, the student receives a diploma. In addition, this course offers students an optional opportunity to become nationally certified by the National Healthcare Association.

Hotel-Motel Program

Training Direct’s hotel-motel career training curriculum prepares the student for entry-level employment in the Hospitality industry. The student learns about the typical organizational structure of the industry, how each department functions, what the staffing requirements are for each department, as well as the character traits necessary for successful employment for each part of the organization. At the completion of the curriculum, the student is ready to apply for employment in any number of hospitality functions such as front desk operations, catering, housekeeping, sales and promotions, maintenance, purchasing and convention organization. Considerable attention is also given to personnel selection, organization and management. This is an employee intensive industry where human relations are an important component to successful career advancement.

An outline of the hotel-motel curriculum includes the following, without limitation:

•	the Hospitality industry;
•	personnel requirements;
•	the General Manager and Assistant Manager;
•	front desk operations;
•	the desk clerk;
•	uniformed services;
•	guest relations;
•	the sales department;
•	conventions and meetings;
•	accounting procedures;
•	cleaning and maintenance personnel;
•	food and beverage management team;
•	inventories and control; and
•	career guidance.

Upon successful completion of the program, the student receives a diploma.

Veterinary Assistant Program

Training Direct’s veterinary assistant curriculum prepares the student for entry-level employment under the supervision of veterinarians to diagnose and treat animals for injuries, illness and routine veterinary needs such as standard inoculations and periodic check ups. Veterinary assistants perform many tasks ranging from soothing and quieting animals under treatment to drawing blood, inserting catheters and conducting laboratory tests.

An outline of the veterinary assistant curriculum includes the following, without limitation:

•	introduction to medical terminology;
•	advanced medical terminology and pharmacology;
•	introduction to small animal care;
•	animal rights and welfare;
•	nutrition and digestive system;
•	animal studies, including dogs, cats, rabbits, hamsters, amphibians, reptiles, birds, fish and others;
•	introduction to veterinary practice;
•	care and maintenance of a veterinary facility;
•	administrative duties;
•	ethics; and
•	fee collection procedures, billing and payroll.

In this program, the student acquires an understanding of basic medical terminology, the history, breeds and types of animal groups, feeding, handling, care, housing and diseases of animals, key terms, organizational structure and functions of the veterinary clinic, and interacting with professional aspects of veterinary practices. Upon successful completion of the program, the student receives a diploma.

Paralegal Program

Training Direct’s paralegal course prepares students for entry-level employment positions to assist lawyers. The student gains an understanding of the scope of law that is practiced in law offices, corporations and government agencies.

This is an intensive course requiring extensive reading including cases in many areas of the law. In addition to understanding the breadth of the paralegal profession, students begin by learning legal terminology and then study the judicial system, civil and criminal law, the anatomy of a trial as well as pretrial procedures and research. Students also study different areas of law including Bankruptcy, Estate Planning, Family Law, Real Estate, Contracts, Torts, Immigration and Naturalization and Collections.

An outline of the paralegal curriculum includes the following, without limitation:

•	the paralegal profession;
•	law seminars covering roots of American law, organization of the American legal system, sources of law, the trial, and legal terminology;
•	legal research tools;
•	cause of action in a civil case, pre-trial discovery, admissibility and use of evidence, and trial preparation;
•	contracts;
•	Federal bankruptcy;
•	criminal law;
•	estate planning;
•	family law;
•	real estate;
•	torts;
•	immigration and naturalization; and
•	collections.

The duration of this course is six months on a part-time basis. Upon successful completion of the program, the student receives a diploma.

Pharmacy Technician Program

Training Direct’s pharmacy technician curriculum prepares the student for entry-level employment positions to work under the supervision of pharmacists, to help prepare medications for dispensing to patients, label of medications, perform inventories and order supplies, prepare intravenous solutions, help maintain records, and perform other duties as directed by pharmacists.

An outline of the pharmacy technician curriculum includes the following, without limitation:

•	introduction to pharmacy technicians;
•	introduction to medical terminology;
•	advanced medical terminology and pharmacology;

•	home and long term health care;
•	regulatory standards in pharmacy practice;
•	computer applications;
•	medication errors;
•	pharmaceutical dosage forms;
•	pharmaceutical calculations;
•	drug distribution systems; and
•	customer care.

In this course, the student acquires a basic understanding of medical terminology, pharmacological terms, organizational structure and function of the pharmacy, regulatory standards in the practice of pharmacy, drug-use control and information services, administrative aspects of pharmacy technology and professional aspects of pharmacy technology. The duration of this course is six months on a part-time basis. The completion of this program provides the student with the knowledge necessary to pass the national Pharmacy Technician Certification Board exam. A high school diploma or general education degree is required for applicants to become eligible for this program. Upon successful completion of the program, the student receives a diploma.

Residential Training Program

Training Direct offers a comprehensive Certified Nurse's Aide Program to assist its students with developing the skills and knowledge necessary to obtain an entry-level position as a Nurse's Aide in a health care facility. The training program provides the student with both basic knowledge and practical experience in the terminology, procedures, and techniques required of a Nurse's Aide. This training program meets the Connecticut Department of Health Services guidelines for eligibility to take the State certification exam for Nurse's Aides.

Student Services

Students may write or call Training Direct’s academic advisors for course assistance. For each course there is an advisor specialized in that study area who is available to answer questions and discuss subject matter.

Every program at the school includes career preparation lessons to review hiring procedures, to help students write resumes and to improve employment interview skills. Student Services matches students with potential employers who contact Training Direct throughout the year to fill openings.

Our Industry

General

The domestic non-traditional education sector is a significant and growing component of the postsecondary degree-granting education industry, which was estimated to be a $386 billion industry in 2007, according to the Digest of Education Statistics published in 2009 by the U.S. Department of Education’s National Center for Education Statistics. According to the same study, in 2007, over 6.9 million, or 38%, of all students enrolled in higher education programs were over the age of 24, and enrollment in degree-granting institutions between 2008 and 2017 is expected to increase 19% for students over age 25. These students would not be classified as traditional (i.e., 18 to 24 years of age, living on campus, supported by parents, and not working full-time). The non-traditional students typically are looking to improve their skills and enhance their earnings potential within the context of their careers. We believe that the demand for non-traditional education will continue to increase, reflecting the knowledge-based economy in the U.S.

Many working learners seek accredited degree programs that provide flexibility to accommodate the fixed schedules and time commitments associated with their professional and personal obligations. The education formats offered by our institutions enable working learners to attend classes and complete coursework on a more convenient schedule than traditional universities offer. Although more colleges and universities are beginning to address some of the needs of working learners, many universities and institutions do not effectively address the needs of working learners for the following reasons:

•
Traditional universities and colleges were designed to fulfill the educational needs of conventional, full-time students ages 18 to 24, and that industry sector remains the primary focus of these universities and institutions. This focus has resulted in a capital-intensive teaching/learning model that may be characterized by: (i) a high percentage of full-time, tenured faculty; (ii) physical classrooms, library facilities and related full-time staff; (iii) dormitories, student unions, and other significant physical assets to support the needs of younger students; and (iv) an emphasis on research and related laboratories, staff, and other facilities.

•
The majority of accredited colleges and universities continue to provide the bulk of their educational programming on an agrarian calendar with time off for traditional breaks. The traditional academic year runs from September to mid-December and from mid-January to May. As a result, most full-time faculty members only teach during that limited period of time. While this structure may serve the needs of the full-time, resident, 18 to 24-year-old student, it limits the educational opportunities for working learners who must delay their education for up to four months during these traditional breaks.

•
Traditional universities and colleges may also be limited in their ability to provide the necessary customer service for working learners because they lack the necessary administrative and enrollment infrastructure.

•	Diminishing financial support for public colleges and universities has required them to focus more tightly on their existing student populations and missions, which has reduced access to education.

Valley

According to the American Association of Nurse Anesthetists (“AANA”), in the United States there were 108 accredited nurse anesthesia programs in 2006, 2007, 2008 and 2009. This number grew from 95 programs in 2005. Most SRNAs are registered with the AANA.  As set forth in the table below, the number of SRNAs registered with the AANA has increased substantially over the past ten years. Valley has developed strategic relationships with accredited nurse anesthesia programs and with the AANA. Many of the programs have requested that Valley provide courses specifically for their programs, however, Valley currently provides courses for only one school located in Tennessee.

SRNAs Registered with AANA
Year	Registered SRNAs

1999	2,372
2005	4,300
2006	4,800
2007	5,042
2008	5,317
2009	5,610

Source: AANA

As indicated above, the number of registered SRNAs more than doubled from 1999 to 2009. This growth in SRNAs in the United States has expanded Valley’s potential customer base to whom Valley markets its services.  The following table sets forth a comparison of registered SRNAs with the number of students enrolled in Valley’s courses each year:

Valley’s Market Share
Year	Registered SRNAs	Students Enrolled in Valley’s Courses	% Registered SRNAs Enrolled

1999	2,372	986	41.6%
2005	4,300	1,522	35.4%
2006	4,800	1,901	39.6%
2007	5,042	1,976	39.1%
2008	5,317	2,085	39.2%
2009	5,610	2,148	38.3%

Source: AANA

Training Direct

Training Direct is one of the largest schools operating in the state of Connecticut within the Higher Educational Community that offers short term training programs, which lead to numerous employment opportunities within the Health Care Profession.  Our Certified Nurse’s Aide training program as well as Medical Billing and Coding Specialist course are both under four weeks in length and have been very popular among our student population.

Training Direct is also one of the only private schools offering distance learning education programs in the State of Connecticut.  Our distance education programs offer our students the ability to take courses from home without having to attend a classroom setting due to such things as family or transportation constraints.  Training Direct enrollments in our programs have increased 25% from 2008 to 2009.

Our Strategy and Key Corporate Objectives

Our goal is to strengthen and capitalize on our position as a provider of high quality, accessible education for individuals throughout the United States. Our principal focus is to provide high quality educational products and services to our students in order for them to maximize the benefit of their educational experience.

Generally, we intend to use our expertise to enhance the quality, delivery and student outcomes associated with the respective curricula across our entire group of subsidiaries. We believe we can leverage our organizational capabilities to offer innovative products, optimize our cost structure and create new growth opportunities. Finally, we intend to continue to invest in our people, systems and organization, as they are the foundation for our future success. In our opinion, these efforts are the basis for enabling us to meet and exceed our customer’s expectations and further differentiate us from our competition.

Specifically, EII’s key business development objectives over the next three to five years are to seek and consummate potential acquisitions with companies engaged in the business of providing vocational training and test preparation products and services. In addition, management intends to launch and further develop on-line test assessment programs and web-based course offerings.

Management has identified a number of such potential acquisitions within the broad context of vocational training and test preparation, although we have not signed any letter of intent or other definitive agreement with respect to any additional acquisitions. Management believes that in addition to the usual advantages of “rolling up” similar companies, such as reduced administrative overhead, vocational schools in particular lend themselves to significant enhancement through synergy among the schools. For example, Training Direct’s licensure in the State of Connecticut can be used to sanction related course offerings currently in place in an acquisition target. Thus by acquisition, Training Direct may be able to significantly expand its course offerings and subject areas, without commensurate increases in overhead. Similarly, Valley, which management believes has a valuable brand name among anesthetists, can acquire a program that actually trains (rather than test-prepares) anesthetists, making profitable use of its reputation that has been established over the course of a decade.

Moreover, management believes that the vocational training space is highly fragmented and offers many opportunities for the acquisition and enhancement of small-niche schools, and we plan to aggressively pursue an acquisition strategy over the course of the next three to five years.

Generally, we believe that because of the small, development-stage nature of many potential acquisition targets that opportunities for synergy, such as those described above for Valley and Training Direct, will provide significant opportunities for revenue-expansion and increased profitability, without significant operational cost increases.

Valley and Training Direct, as well as many potential acquisition targets, have limited or nascent on-line utilities. As with the new Valley test assessment center, we believe that both Valley and Training Direct can expand revenue by offering distance learning and distance practice products related to their existing in-classroom programs. Training Direct believes that its existing distance learning program described above, which involves mailing student work papers back and forth, can be substantially enhanced by use of the Internet, both in terms of enlarging the number of students who can take such courses and by significantly reducing costs.

Valley intends to eventually develop an online course, so that students who cannot travel to a specific classroom seminar can still enroll for a Valley course. Such an online program would also be a useful addition for refresher training for students who have actually attended a seminar. Development of this program has just begun and it is not expected to be available for at least two years.

Our Research and Development

Valley and Training Direct have been developing on-line educational programs, including Valley’s on-line testing examination center. In addition, Valley’s and Training Direct’s programs are continually updated to ensure that students are always current with the most updated practices and procedures. Any major revisions to Training Direct’s curriculum are always reviewed by the Connecticut Department of Higher Education for final approval.  All programs lead to certification from the National Health Career Association or Connecticut State Licensure. To date, the costs of such research and development activities have been immaterial and are not borne by our customers.

Our Customers and Marketing

Valley

Customers

Valley’s customer base consists almost exclusively of SRNAs preparing to take the NCE. It takes considerable commitment by individuals to become a Certified Registered Nurse Anesthetist (“CRNA”). The education and experience requirements to become a CRNA include the following:

•	a Bachelor’s of Science in Nursing or other appropriate baccalaureate degree;
•	a current license as a registered nurse;
•	at least one year’s experience in an acute care nursing setting;
•	graduation from an accredited graduate school of nurse anesthesia;
•	clinical training in university-based or large community hospitals; and
•	passing a national certification examination following graduation.

Because there are extensive steps and financial resources required for eligibility to sit for the NCE, SRNAs are highly incented to pass the exam and are typically willing to enroll in courses to obtain any advantage for passing the NCE.  According to the AANA, in 2005 the reported average annual salary for a CRNA was $160,000. The high salaries paid to CRNAs provide further incentive to SRNAs to pass the certification exam on the first or second attempt. Moreover, due to what management believes is a high demand for CRNAs in the industry, students that pass the certifying exam are employed almost immediately.

As a result of the strong demand for CRNAs and the benefits associated with passing the exam, annual enrollment in Valley’s courses has increased since 1998:

Student Enrollments in Valley’s Courses
Year	No. of Students Enrolled	Growth Rate

1998	935	N/A
1999	986	5.5%
2000	1,113	12.9%
2001	1,211	8.8%
2002	1,354	11.8%
2003	1,488	9.9%
2004	1,510	1.5%
2005	1,522	0.8%
2006	1,901	24.9%
2007	1,976	4.0%
2008	2,085	5.5%
2009	2,148	3.0%

Marketing

Once a year, Valley undertakes a mailing of approximately 5,000 brochures to students and program directors for schools that teach SRNAs. Such brochures include information regarding Valley’s review and update course, course schedules, course pricing, and other related data. In addition, Valley relies on word of mouth amongst SRNAs, program directors and schools with respect to its review and update courses.

Training Direct

Customers

Training Direct enrolls a wide variety of students in its programs; from working executives in our distance education courses, to the unemployed who have been referred to us by a variety of state agencies for our residential programs. Training Direct targets people looking to enhance their current careers or seeking to enter the Health Care Industry.

Marketing

Training Direct does a variety of community outreach as well as print media, which covers over half of the State of Connecticut. Because of its reputation in the community, Training Direct’s referral business has been consistently strong. Training Direct expects advertising and promotional costs to remain consistent with our growth and revenue.

Our Competition and Competitive Advantages

Valley

Valley recognizes few if any direct competitors. There are a limited number of companies publishing manuals designed to help students prepare for the NCE, including, without limitation, Concepts Anesthesia Review, and Board Stiff Live. However, these competitors are not providing an exam review course. Management believes that this enables Valley to take advantage of potential growth opportunities within its market with limited price or other competition.  Within the past 30 to 60 days, Dannemiller, a company engaged in the continuing medical education business, announced that it will be offering a review course for the NCE.

Training Direct

Training Direct has very limited competition in Connecticut. Both the Nurse’s Aide Training and Medical Billing and Coding courses are very much in demand because Training Direct is located in an area which has a very high concentration of hospitals and medical facilities.

Our Regulatory Environment

Our operations are subject to significant regulations. New or revised interpretations of regulatory requirements could have a material adverse effect on us. In addition, changes in existing or new interpretations of applicable laws, rules, or regulations could have a material adverse effect on our accreditation, authorization to operate in various states, permissible activities, and operating costs. The failure to maintain or renew any required regulatory approvals, accreditation, or state authorizations could have a material adverse effect on us.

Training Direct’s operations are regulated by the Department of Higher Education of the State of Connecticut (the “DHE”) from which Training Direct received its initial approval and license in 2004. The DHE seeks to promote a postsecondary system of distinctive strengths which, through overall coordination and focused investment, assures state citizens access to high quality educational opportunities, responsiveness to individual and State needs, and efficiency and effectiveness in the use of resources. The Board of Governors for Higher Education is the statewide coordinating and planning authority for Connecticut's public and independent colleges and universities.  The Board makes higher education policy, reviews public college and university missions and budgets, recommends system-wide budgets to the Governor and State General Assembly, licenses and accredits academic programs and institutions (both public and independent), evaluates institutional effectiveness and coordinates programs and services between the public and independent sectors. Under the Board’s supervision, the DHE carries out Board policy, administers statewide student financial aid programs, oversees private occupational schools and conducts research and analysis on issues important to legislators and the public.

The DHE maintains and ensures that the approved occupational schools offer programs and courses that have proper organization and structure that meet their stated objectives.  Also, the DHE maintains and ensures that approved occupational schools under their licensure follow all state statutes and regulations.

Our Intellectual Property

We own and use the trademark MemoryMasterTM, which is registered with the United States Patent and Trademark Office in the name of Valley. In addition, all of Valley’s other course materials are the subject of copyright registrations with the United States Patent and Trademark Office in the name of Valley. Copyright registrations expire over various periods of time. We vigorously defend against infringements of our trademarks, service marks, and copyrights.

Seasonality

Our quarterly revenue and net income fluctuate primarily as a result of the pattern of student enrollments.  Generally, the schools’ highest enrollment and revenues typically occur in the fall, which corresponds to the third and fourth quarters our fiscal year. Enrollment is slightly lower in the spring, and the lowest enrollment generally occurs during the summer months.  Our operating costs do not fluctuate as significantly on a quarterly basis.

Results of operations reflect both this seasonal enrollment pattern and the pattern of student recruiting activity costs that precede the start of every term.

Employees

After the Reverse Merger and the acquisition of Training Direct, we have 3 executive officers. Valley has a total of 4 full-time employees. Training Direct has a total of 6 full-time employees and 10 part-time employees. Over the next 12 months, we do not expect to add significant personnel. None of our employees are covered by collective bargaining agreements. We believe that our relations with our employees are good.

Item 2.  Management’s Discussion and Analysis or Plan of Operation

Educational Investors, Inc. (“EII”) was incorporated on July 20, 2009.  We have included elsewhere in this report the consolidated financial statements of Educational Investors, Inc. as of September 30, 2009 and for the period from inception (July 20, 2009) through September 30, 2009.

EII through its wholly-owned subsidiary, Valley Anesthesia, Inc. (“Valley”), purchased certain assets and assumed certain liabilities of Valley Anesthesia Educational Programs, Inc. (“VAEP”) effective August 20, 2009. We have included elsewhere in this report the historical financial statements of Valley Anesthesia Educational Programs, Inc. as of December 31, 2007 and 2008 and for the years then ended, and as of August 20, 2009 and for the period from January 1, 2009 through August 20, 2009.

EII acquired the Membership Interest in Training Direct LLC (“Training Direct”) effective December 31, 2009.  We have included elsewhere in this report the historical financial statements of Training Direct, LLC as of December 31, 2007 and 2008 and for the years then ended, and  as of September 30, 2009 and for the nine months then ended.

The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the financial statements of Educational Investors, Inc. and subsidiary as of September 30, 2009 and for the period from July 20, 2009 (inception) through September 30, 2009, Valley Anesthesia Educational Programs, Inc. as of December 31, 2007 and 2008 and for the years then ended, and as of August 20, 2009 and for the period from January 1, 2009 through August 20, 2009, and Training Direct, LLC as of December 31, 2007 and 2008 and for the years then ended, and as of September 30, 2009 and for the nine months then ended and should be read in conjunction with such financial statements and related notes included in this report.

Overview

EII was incorporated for the purpose of acquiring vocational, training and technical schools, with an initial emphasis on the health care and medical industries.  Through its Valley Anesthesia, Inc. subsidiary, EII provides comprehensive review and update courses and study materials that aid Student Registered Nurse Anesthetists (“SRNA”) and Graduate Registered Nurse Anesthetists (“GRNA”) in preparation for the National Certifying Exam (“NCE”) throughout the continental United States.  Through its Training Direct subsidiary, EII provides “distance learning” and “residential training” educational programs for students to become eligible for entry-level employment in a variety of fields and industries. The company strives to assist those who may not have realized their full potential in the workplace in finding a new career direction and progressing in learning skills necessary to reach their earning and personal development possibilities and goals. Training Direct maintains approvals from the Connecticut Commissioner of Higher Education, the Connecticut Department of Health Services and the National Health Career Association, and is an Eligible Training Provider under the Workforce Investment Act. Such approvals require that the company have a competent faculty, offer educationally sound and up to date courses and course materials, and be subject to inspections and approvals by outside examining committees.

Acquisitions

Effective August 20, 2009, Valley purchased certain assets and assumed certain liabilities of Valley Anesthesia Educational Programs, Inc. for $3,838,215.  The purchase price included $2,000,000 cash, note at fair value of $1,702,883, present value of earnout of $79,990 and net liabilities assumed of $55,342. The purchase method of accounting was used for this transaction and the purchase price was allocated to the fair value of financial assets, liabilities, tradename/trademark/content, group and non-group registrations, website, review manuals and covenant not-to compete aggregating $3,654,658, and the excess of the purchase price over the fair value of the identifiable assets was realized as goodwill.

On December 16, 2009, which closed December 31, 2009, EII entered into an Interest  Purchase Agreement ("TDI Agreement") with Training Direct LLC ("TDI") and its members and the Company pursuant to which EII acquired all outstanding membership interests, on a fully diluted basis, of TDI in exchange for (a) $200,000 cash, (b) shares of the Company's Common Stock having a deemed value of $600,000 (the "Acquisition Shares"), with such number of Acquisition Shares to be determined by dividing $600,000 by the "Discounted VWAP" (as defined below) for the twenty (20) "Trading Days" (as defined below) immediately following the consummation of the Reverse Merger and (c) shares of the Company's Common Stock having a deemed value of $300,000 (the "Escrow Shares"), with such number of Escrow Shares to be determined by dividing $300,000 by the Discounted VWAP for the twenty (20) Trading Days immediately following the consummation of the Reverse Merger. The Escrow Shares will be held in escrow and released therefrom as provided in the TDI Agreement. "Discounted VWAP" is defined in the TDI Agreement as seventy percent (70%) of the "VWAP" of the Company's Common Stock, but is in no event less than $0.40 per share. "VWAP" is defined in the TDI Agreement as a fraction, the numerator of which is the sum of the product of (i) the closing trading price for the Company's Common Stock on the applicable national securities exchange on each Trading Day of the twenty (20) Trading Days following the consummation of the Reverse Merger and (ii) the volume of the Company's  Common Stock on the applicable national securities exchange for each such day and the denominator of which is the total volume of the Company's Common Stock on the applicable national securities exchange during such twenty day period, each as reported by Bloomberg Reporting Service or other recognized market price reporting service. "Trading Day" is defined in the TDI Agreement as any day on which the New York Stock Exchange or other national securities exchange on which the Company's Common Stock trades is open for trading.

Educational Investors, Inc. and Subsidiary

Liquidity and Capital Resources

As of September 30, 2009, we had working capital of approximately $148,000, including cash and cash equivalents.

Net cash provided by operating activities was approximately $670,000 for the period from inception (July 20, 2009) through September 30, 2009.

Net cash used in investing activities for the period from inception (July 20, 2009) through September 30, 2009  totaled approximately $2,022,000 and related to the purchase of certain assets of Valley Anesthesia Educational Programs, Inc. in the amount of $2,000,000 and the purchase of fixed assets and website for online testing in the approximate amount of $22,000.

Net cash provided by financing activities for the period from inception (July 20, 2009) through September 30, 2009 was approximately $2,450,000 from the net proceeds from the sale of common stock and options.

Although we expect that our available funds and funds generated from our operations will be sufficient to meet our anticipated needs for 12 months, we may need to obtain additional capital to continue to grow our business. Our cash requirements may vary materially from those currently anticipated due to changes in our operations, including expansion of our personnel and the timing of our receipt of revenues.  Our ability to obtain additional financing in the future will depend in part upon the prevailing capital market conditions, as well as our business performance.  There can be no assurance that we will be successful in our efforts to arrange additional financing on terms satisfactory to us or at all.

Critical Accounting Policies and Estimates

Our financial information has been prepared in accordance with generally accepted accounting principles in the United States, which requires us to make judgments, estimates and assumptions that affect (1) the reported amounts of our assets and liabilities, (2) the disclosure of our contingent assets and liabilities at the end of each fiscal period and (3) the reported amounts of revenues and expenses during each fiscal period.  We continually evaluate these estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information and reasonable assumptions, which together form our basis for making judgments about matters that are not readily apparent from other sources.  Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates.  Some of our accounting policies require a higher degree of judgment than others in their application.

When reviewing our financial statements, you should consider (1) our selection of critical accounting policies, (2) the judgment and other uncertainties affecting the application of those policies, and (3) the sensitivity of reported results to changes in conditions and assumptions.  We believe the following accounting policies involve the most significant judgment and estimates used in the preparation of our financial statements.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.  Estimates are used in accounting for, among other things, useful lives for depreciation and amortization, future cash flows associated with impairment testing for long-lived assets, deferred tax assets and contingencies.

Cash

The Company maintains cash and cash equivalents with financial institutions which may at times exceed federally insured limits.

Property and equipment

Property and equipment are recorded at cost.  Depreciation is provided in amounts sufficient to amortize the cost of the related assets over their useful lives using the straight line method.

Maintenance, repairs and minor renewals are charged to expense when incurred.  Replacements and major renewals are capitalized.

Impairment of long-lived assets

In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed.  If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market value is required.

Website – Online Testing

Purchased computer software is capitalized and amortized over its estimated useful life starting when it is placed in service.

Income taxes

The Company utilizes the asset and liability method of accounting for income taxes.  The asset and liability method requires that the current or deferred tax consequences of all events recognized in the financial statements are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable or refundable currently or in future years.  An allowance against deferred tax assets is recognized when it is more likely than not that such tax benefits will not be realized.  Adjustment to the deferred tax assets and liabilities balances are recognized in income as they occur.

 Revenue Recognition

The Company derives its revenue substantially from fees charged for courses and manuals.  The fee is recognized as revenue at the time of the attendance at the course and when the manual is shipped to customers.  The Company recognizes revenue from the sale of study guides when the study guides are shipped to customers. All courses and study guides are paid in advance and the Company refunds only a portion of the fee upon cancellation of a course. Deferred revenue is recorded when payments are received in advance of course attendance and the shipment of the manuals and study guides. The Company does not accept returns of manuals and study guides.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Results of Operations

The following table shows the results of our business.  Results for the nine months ended September 30, 2008 and for the period from January 1, 2009 through August 20, 2009 are those of Valley Anesthesia Educational Programs, Inc., the company from which EII purchased certain assets and assumed certain liabilities as explained above.   The period from July 20, 2009 through September 30, 2009 represents the results of operations of EII.

Comparison of the Nine Months Ended September 30, 2009 and 2008

	VAEP	EII
	January 1	July 20
	through	through
	August 20	September 30	Combined	VAEP
NINE MONTHS ENDED SEPTEMBER 30	2009	2009	2009	2008
NET REVENUE	$923,903	$333,765	$1,257,668	$1,280,778
COST OF REVENUE	196,502	76,104	272,606	227,218
SELLING AND ADMINISTRATIVE EXPENSES	249,454	60,423	309,877	302,434
ACQUISITION COSTS	-	316,733	316,733	-
DEPRECIATION AND AMORTIZATION	6,578	35,068	41,646	5,422
TOTAL OPERATING EXPENSES	452,534	488,328	940,862	535,074
INCOME (LOSS) FROM OPERATIONS	471,369	(154,563)	316,806	745,704
INTEREST EXPENSE	-	(9,389)	(9,389)	-
INTEREST AND DIVIDEND INCOME	3,674	150	3,824	4,838
TOTAL OTHER INCOME	3,674	(9,239)	(5,565)	4,838
NET INCOME (LOSS)	$475,043	$(163,802)	$311,241	$750,542

Revenue.  Net revenue for the nine months ended September 30, 2009 was approximately $1,258,000 compared to approximately $1,281,000 for the nine months ended September 30, 2008. This is a decrease of approximately $23,000 or 2%.  While course attendance increased for the nine months ended September 30, 2008 from 1,781 students to 1,818 students for the nine months ended September 30, 2009, the company did not begin shipping the 2010 manuals until September 15, 2009 compared to September 9, 2008 for the 2009 manuals because of printing delays.

Cost of Revenue.  Cost of revenue was approximately $273,000 (21.7% of net revenue) for the nine months ended September 30, 2009 compared to approximately $227,000 (17.7% of net revenue) for the nine months ended September 30, 2008, or an increase of approximately $46,000 or 20%.  The costs of conference facilities at a hotel for an additional course and the cost of printing of manuals and study guides primarily accounted for this increase.

Selling and Administrative Expenses.   Selling and administrative expenses were approximately $310,000 (24.6% of net revenue) for the nine months ended September 30, 2009 as compared to approximately $302,000 (23.6% of net revenue) for the nine months ended September 30, 2009, an increase of approximately $8,000 or 3%.  With the formation of EII, EII incurred expenses, including the addition of three officers and their attendant expenses, in the approximate amount of $56,000 during the period ended September 30, 2009. Professional fees decreased by approximately $40,000 from the nine months ended September 30, 2008.

Acquisition Costs.  EII incurred approximately $317,000 (25.2% of net revenue) of costs related to the purchase of certain assets and assumption of certain liabilities of Valley Anesthesia Educational Programs, Inc. during the nine months ended September 30, 2009.

Depreciation and Amortization.  Depreciation and amortization for the nine months ended September 30, 2009 was approximately $42,000 (3.3% of net revenue) compared to approximately $5,000 (.3% of net revenue) for the nine months ended September 30, 2008, an increase of approximately $37,000 or 740%.  The amortization of intangible assets allocated in the purchase of certain assets and assumption of certain liabilities from Valley Anesthesia Educational Programs, Inc. accounted for this increase.

Interest expense. Interest expense in the amount of approximately $9,000 relates to the note issued to sellers in connection with the purchase of certain assets and assumption of certain liabilities from Valley Anesthesia Educational Programs, Inc.

 Other expense.  Interest and dividend income was approximately $4,000 for the nine months ended September 30, 2009 compared to approximately $5,000 for the nine months ended September 30, 2008, a decrease of approximately $1,000 or 25%.  VAEP invested excess cash in interest bearing bank accounts.

Net income.  Net income was approximately $303,000 for the nine months ended September 30, 2009, as compared to net income of approximately $751,000 for the nine months ended September 30, 2009, a decrease of approximately $448,000.  The decrease in net income was mainly due the acquisition related costs of $317,000, increased amortization of intangible assets of $37,000, and interest of approximately $9,000.

Valley Anesthesia Educational Programs, Inc.

Liquidity and Capital Resources

As of December 31, 2008, we had negative working capital of approximately $540,000, including cash and cash equivalents, as compared to approximately $550,000 as of December 31, 2007. The negative working capital included deferred revenue of approximately $705,000 and $765,000 at December 31, 2008 and 2007, respectively.  This deferred revenue is earned in the following year.

 Net cash provided by operating activities was approximately $673,000 for the year ended December 31, 2008 compared to approximately $717,000 for the year ended December 31, 2007.  The decrease in cash provided by operating activities was related to the increase in net income of approximately $100,000 offset by the decrease in deferred income of approximately $60,000.

Net cash used in investing activities for the years ended December 31, 2008 and 2007 related to the purchase of fixed assets in the approximate amounts of $9,000 and $17,000, respectively.

Net cash used by financing activities for the years ended December 31, 2008 and 2007 were for distributions to shareholders in the approximate amounts of $723,000 and $599,000, respectively.  VAEP elected to be taxed as an S Corporation under the Internal Revenue Code and applicable state statues.

Critical Accounting Policies and Estimates

Our financial information has been prepared in accordance with generally accepted accounting principles in the United States, which requires us to make judgments, estimates and assumptions that affect (1) the reported amounts of our assets and liabilities, (2) the disclosure of our contingent assets and liabilities at the end of each fiscal period and (3) the reported amounts of revenues and expenses during each fiscal period.  We continually evaluate these estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information and reasonable assumptions, which together form our basis for making judgments about matters that are not readily apparent from other sources.  Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates.  Some of our accounting policies require a higher degree of judgment than others in their application.

When reviewing our financial statements, you should consider (1) our selection of critical accounting policies, (2) the judgment and other uncertainties affecting the application of those policies, and (3) the sensitivity of reported results to changes in conditions and assumptions.  We believe the following accounting policies involve the most significant judgment and estimates used in the preparation of our financial statements.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.  Estimates are used in accounting for, among other things, future cash flows associated with impairment testing for long-lived assets and contingencies.

Cash

The Company maintains cash and cash equivalents with financial institutions which may at times exceed federally insured limits.

Fixed assets

Fixed assets are recorded at cost.  Depreciation of office equipment is calculated using the straight line method over the three year estimated useful lives of the related assets.  Expenditures for repairs and maintenance are charged to expense as incurred.

Impairment of long-lived assets

In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed.  If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset’s carrying amount to determine if a write-down to market value is required.

 Income taxes

The Company has elected to be taxed as an S Corporation under the Internal Revenue Code and applicable state statues.  Accordingly, no provision has been made for federal or state taxes.

The Company has elected to defer the application of ASC 740 Accounting for Uncertainty in Income Taxes. ASC 740 is effective for the Company’s fiscal period beginning January 1, 2009.  ASC 740 clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements.

Although the Company is considered a pass-through entity for Federal and state income tax purposes, ASC 740 is applicable.  The Financial Accounting Standards Board has deferred guidance on the application of the provisions of ASC 740 as they relate to pass-through entities.  However, certain taxing jurisdictions do not recognize the Company’s income tax status as a pass-through entity.  The Company’s accounting policy for evaluating uncertain tax positions taken or expected to be taken in income tax filings, should they arise, is based on its assessment of tax positions that have uncertainty as to the probability of being sustained upon examination by those jurisdictions.  Therefore, the Company may be subject to income tax liability-related exposures.

Revenue Recognition

The Company derives its revenue substantially from fees charged for courses and manuals.  The fee is recognized as revenue at the time of the attendance at the course and when the manual is shipped to customers.  The Company recognizes revenue from the sale of study guides when the study guides are shipped to customers. All courses and study guides are paid in advance and the Company refunds only a portion of the fee upon cancellation. Deferred revenue is recorded when payments are received in advance of course attendance and the shipment of the manuals and study guides. The Company does not accept returns of manuals and study guides.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Results of Operations

The following table shows the results of our business.  All references to the results of operations and financial condition are those of Valley Anesthesia Educational Programs, Inc.

Comparison of Fiscal Year Ended December 31, 2008 and 2007

YEAR ENDED DECEMBER 31	2008	2007
REVENUE	$1,885,014	$1,726,960
LESS: REFUNDS AND RETURNED CHECKS	20,441	21,419
NET REVENUE	1,864,573	1,705,541
COST OF REVENUE	467,280	448,736
SELLING AND ADMINISTRATIVE EXPENSES	660,118	616,745
DEPRECIATION AND AMORTIZATION	10,422	7,268
TOTAL OPERATING EXPENSES	1,137,820	1,072,749
INCOME FROM OPERATIONS	726,753	632,792
INTEREST AND DIVIDEND INCOME	5,392	-
TOTAL OTHER INCOME	5,392	-
NET INCOME	$732,145	$632,792

Revenue.  Net revenue for the year ended December 31, 2008 was approximately $1,865,000 compared to net revenue of approximately $1,706,000 for the year ended December 31, 2007, an increase of approximately $159,000 or 9%.  The number of students enrolled in the courses increased from 1,976 in 2007 to 2,085 in 2008, a 6% increase. The selling price of manuals increased by approximately 1% and the revenue from the sale of study guides decreased from approximately $419,000 to $407,000.

Cost of Revenue.  Cost of revenue for the year ended December 31, 2008 was approximately $467,000 (25.1% of net revenue) compared to cost of revenue for the year ended December 31, 2007 of approximately $449,000 (26.3% of net revenue), an increase of approximately $18,000 or 4%.  The increase in the cost of hotel conference facilities is attributable to the addition of one course.

Selling and Administrative Expenses.  Selling and administrative expenses were approximately $660,000 (35.4% of net revenue) for the year ended December 31, 2008 as compared to approximately $617,000 (36.2% of net revenue) for the year ended December 31, 2007, an increase of approximately $43,000 or 1%.

Other expense.  Interest and dividend income was approximately $5,000 for the year ended December 31, 2008.   There was no interest and dividend income for the year ended December 31, 2007.  During the year ended December 31, 2008, VAEP invested cash in interest bearing bank accounts.

Net income.  Net income was approximately $732,000 for the year ended December 31, 2008, as compared to approximately $633,000 for the year ended December 31, 2007, an increase of $99,000 or 16%.  The increase in net income was mainly due to the increase in revenue.

Training Direct, LLC.

Liquidity and Capital Resources

As of September 30, 2009, we had working capital of approximately $29,000, including cash and cash equivalents, as compared to approximately $50,000 and $41,000 as of December 31, 2008 and 2007, respectively.

 Net cash provided by operating activities was approximately $59,000 for the nine months ended September 30, 2009 compared to approximately $19,000 and $51,000 for the years ended December 31, 2008 and 2007, respectively.  The increase in cash provided from operating activities for the nine months ended September 30, 2009 was primarily related to net income of approximately $48,000.  The decrease in cash provided by operating activities for the year ended December 31, 2008 was related to the decrease in net loss of approximately $11,000 and by the decrease in the changes of operating assets and liabilities of approximately $43,000.

Net cash used in investing activities for the nine months ended September 30, 2009 was related to the purchase of fixed assets in the approximate amount of $119,000 in anticipation of the company moving into new facilities in October 2009.  For the year ended December 31, 2008 cash used in investing activities related to the purchase of fixed assets in the approximate amount of $3,000.  There were no investing activities for the year ended December 31, 2007.

 Net cash provided by financing activities during the nine months ended September 30, 2009 was from borrowings under an unsecured line of credit in the amount of approximately $5,000 and an equipment lease in the net amount of approximately $44,000, and net contributions by members in the approximate amount of $8,000.  Net cash used by financing activities for the years ended December 31, 2008 and 2007 were for distributions to members in the approximate amounts of $7,000 and $53,000, respectively.  Training Direct is a limited liability company which is treated as a partnership for income tax purposes.  Accordingly, the members are responsible for income taxes on their proportionate share of the company’s income.

Critical Accounting Policies and Estimates

Our financial information has been prepared in accordance with generally accepted accounting principles in the United States, which requires us to make judgments, estimates and assumptions that affect (1) the reported amounts of our assets and liabilities, (2) the disclosure of our contingent assets and liabilities at the end of each fiscal period and (3) the reported amounts of revenues and expenses during each fiscal period.  We continually evaluate these estimates based on our own historical experience, knowledge and assessment of current business and other conditions, our expectations regarding the future based on available information and reasonable assumptions, which together form our basis for making judgments about matters that are not readily apparent from other sources.  Since the use of estimates is an integral component of the financial reporting process, our actual results could differ from those estimates.  Some of our accounting policies require a higher degree of judgment than others in their application.

When reviewing our financial statements, you should consider (1) our selection of critical accounting policies, (2) the judgment and other uncertainties affecting the application of those policies, and (3) the sensitivity of reported results to changes in conditions and assumptions.  We believe the following accounting policies involve the most significant judgment and estimates used in the preparation of our financial statements.

Use of estimates in the preparation of financial statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.  Estimates are used in accounting for, among other things, future cash flows associated with impairment testing for long-lived assets and contingencies.

Cash

The Company maintains cash and cash equivalents with financial institutions which may at times exceed federally insured limits.

Property and equipment

Property and equipment is recorded at cost.  Depreciation is provided using the straight line method over the estimated useful lives of the respective assets.  Expenditures for repairs and maintenance are charged to expense as incurred.

 Income taxes

The Company is a limited liability company which is treated as a partnership for tax purposes.  Accordingly, the company’s members are responsible for income taxes on their proportionate share of the company’s income.

Revenue Recognition

The financial statements of the company are prepared on the accrual basis of accounting.  Tuition billed to students is recognized as revenue, determined by the percentage of completion method, based on each student’s academic progress.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Results of Operations

The following table shows the results of our business.  All references to the results of operations and financial condition are those of Training Direct, LLC

Comparison of Fiscal Year Ended December 31, 2008 and 2007

YEAR ENDED DECEMBER 31	2008	2007
REVENUE	$852,288	$661,699
LESS: REFUNDS	18,609	10,097
NET REVENUE	833,679	651,602
STUDENT INSTRUCTIONAL COSTS	268,965	215,637
RECRUITMENT COSTS	151,804	115,062
OCCUPANCY COSTS	55,986	70,884
GENERAL AND ADMINISTRATIVE EXPENSES	337,933	242,300
TOTAL OPERATING COSTS AND EXPENSES	814,688	643,883
OPERATING INCOME BEFORE DEPRECIATION	18,991	7,719
DEPRECIATION EXPENSE	29,241	29,045
NET LOSS	$(10,250)	$(21,326)

Revenue.  Net revenue for the year ended December 31, 2008 was approximately $834,000 compared to net revenue of approximately $652,000 for the year ended December 31, 2007, an increase of  approximately $182,000 or 28%.  The number of students enrolled in courses increased to 714 for the year ended December 31, 2008 from 606 for the year ended December 31, 2007, an increase of 18%.  In addition, medical billing and encoding courses were added to the curriculum in 2008, which have a higher tuition.

Student Instructional Costs.  Student instructional costs increased from approximately $216,000 (33.1% of net revenue) for the year ended December 31, 2007 to approximately $269,000 (32.3% of net revenue) for the year ended December 31, 2008, an increase of $53,000 or 25%. This increase is proportionate with the increase in net revenue, in that class size has consistently been maintained at 10 to 12 students.

 Recruitment Costs.  Recruitment costs for the year ended December 31, 2008 were approximately $152,000 (18.1% of net revenue) compared to approximately $115,000 (17.6% of net revenue) for the year ended December 31, 2007, an increase of approximately $37,000 or 32%.  Commissions paid to admissions representatives increased from approximately $48,000 for the year ended December 31, 2007 to approximately $78,000 for the year ended December 31, 2008 or approximately $30,000.  This increase is proportionate with the increase in student enrollment.  In addition, changes were made to the commission plan.

Occupancy Costs.  Occupancy costs for the year ended December 31, 2008 were approximately $56,000 (6.7% of net revenue) for the year ended December 31, 2008 compared to approximately $71,000 (10.9% of net revenue) for the year ended December 31, 2007, a decrease of approximately $15,000 or 27%.  Rent expense decreased from approximately $49,000 for the year ended December 31, 2007 to approximately $32,000 for the year ended December 31, 2008, or approximately $17,000.  During 2007, additional space was rented under an agreement that was not renewed in 2008.

General and Administrative Expenses.  General and administrative expenses were approximately $338,000 (40.6% of net revenue) for the year ended December 31, 2008 as compared to approximately $242,000 (37.1% of net revenue) for the year ended December 31, 2007, an increase of approximately $96,000 or 40%. For the year ended December 31, 2008, salaries increased by approximately $52,000 primarily due to the addition of a person to administer student services, health insurance premiums increased by approximately $12,000, bank charges related to credit card processing fees for student enrollment increased by approximately $10,000, and other general and administrative costs, compared to the year ended December 31, 2007.

Net loss.  Net loss was approximately $10,000 for the year ended December 31, 2008, as compared to approximately $21,000 for the year ended December 31, 2007, a decrease of $11,000.

Comparison of the Nine Months Ended September 30, 2009 and 2008

NINE MONTHS ENDED SEPTEMBER 30	2009	2008
REVENUE	$846,122	$626,831
LESS: REFUNDS	26,252	10,253
NET REVENUE	819,870	616,578
STUDENT INSTRUCTIONAL COSTS	282,284	211,164
RECRUITMENT COSTS	130,963	116,629
OCCUPANCY COSTS	52,426	41,965
GENERAL AND ADMINISTRATIVE EXPENSES	293,796	245,148
TOTAL OPERATING COSTS AND EXPENSES	759,469	614,906
OPERATING INCOME BEFORE DEPRECIATION	60,401	1,672
DEPRECIATION EXPENSE	12,009	29,045
NET INCOME (LOSS)	$48,392	$(27,373)

Revenue.  Net revenue for the nine months ended September 30, 2009 was approximately $820,000 compared to net revenue of approximately $617,000 for the nine months ended September 30, 2008, an increase of approximately $203,000 or 33%.  The number of students enrolled in courses during the nine months ended September 30, 2009 was 704 compared to 562 students enrolled during the nine months ended September 30, 2008, an increase of 25%.  During the nine months ended September 30, 2009, there were 257 agency students enrolled compared to 158 for the nine months ended September 30, 2008 in courses with higher tuition.

Student Instructional Costs.  Student instructional costs increased from approximately $211,000 (34.2% of net revenue) for the nine months ended September 30, 2008 to approximately $282,000 (34.4% of net revenue) for the nine months ended September 30, 2009, an increase of $71,000 or 34%. The increase is proportionate to the increase in revenue and was principally due to the increase in salaries for instructors in the approximate amount of $29,000 and other instructional costs, uniforms and supplies of approximately $42,000.  Class size has consistently been maintained at 10 to 12 students.

Recruitment Costs.  Recruitment costs for the nine months ended September 30, 2009 were approximately $131,000 (16.0% of net revenue) compared to approximately $117,000 (18.9% of net revenue) for the nine months ended September 30, 2008, an increase of approximately $14,000 or 12%. The increase is primarily attributable to increased commissions.

Occupancy Costs.  Occupancy costs for the nine months ended September 30, 2009 were approximately $52,000 (6.3% of net revenue) compared to approximately $42,000 (6.8% of net revenue) for the nine months ended September 30, 2008, an increase of approximately $10,000 or 25%.  The increase was generally attributable to the increased cost of utilities of approximately $4,000 and repairs and maintenance of $4,000.

General and Administrative Expenses.  General and administrative expenses were approximately $294,000 (35.9% of net revenue) for the nine months ended September 30, 2009 as compared to approximately $245,000 (39.8% of net revenue) for the nine months ended September 30, 2008, an increase of approximately $49,000 or 20%.  For the nine months ended September 30, 2009 compared to the nine months ended September 30, 2008, salaries increased by approximately $43,000 primarily due to the addition of a person to the administrative staff.

Net income (loss).  Net income was approximately $48,000 for the nine months ended September 30, 2009, as compared to a net loss of approximately $27,000 for the nine months ended September 30, 2008, an increase of $75,000.

Description of Property

    EII’s and Valley’s principal executive offices are located at 845 Third Avenue, 6th Floor, New York, New York 10022. EII rents office space from one of its officers under a lease expiring August 20, 2010 and pays $725 per month. EII also reimburses another officer $2,992 per month for rent of office space on a month-to-month basis. Valley’s principal operating office is located at 1995 Country Club Blvd, Clive, Iowa 50325. Training Direct’s principal executive offices are located at 3885 Main Street, 2nd Floor, Bridgeport, Connecticut 06606, which also houses the company’s classrooms, and offices for administration, admissions, and student services, in approximately 6,000 square feet. Such premises are leased with a rental payment of $5,850 per month and expires in October 2019.

Security Ownership of Certain Beneficial Owners and Management and Principal Stockholders

    As of December 30, 2009, we had a total of 166,700 shares of common stock issued and outstanding.  Pursuant to the Reverse Merger, we have a total of 6,166,700 shares of common stock issued and outstanding.

    The following table sets forth, as of December 31, 2009: (a) the names and addresses of each beneficial owner of more than five percent (5%) of our common stock known to us, the number of shares of common stock beneficially owned by each such person, and the percent of our common stock so owned before and after the Reverse Merger and acquisition of Training Direct; and (b) the names and addresses of each director and executive officer before and after the Reverse Merger and acquisition of Training Direct, the number of shares our common stock beneficially owned, and the percentage of our common stock so owned, by each such person, and by all of our directors and executive officers as a group before and after the Reverse Merger and acquisition of Training Direct. Each person has sole voting and investment power with respect to the shares of our common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. Individual beneficial ownership also includes shares of common stock that a person has the right to acquire within 60 days from December 31, 2009.

    At the closing of the Reverse Merger, all present officers of Florham have resigned and Joseph Bianco was appointed as the Chief Executive Officer of the Company, Anil Narang was appointed as the President and Chief Operating Officer of the Company, and Kellis Veach was appointed as the Chief Financial Officer and Secretary of the Company. In addition, our sole director has tendered his resignation to be effective on the tenth day after mailing of a Schedule 14f-1 statement to our stockholders.  Joseph Bianco, Anil Narang, Dov Perlysky, Howard Spindel and David Cohen were appointed as Directors of the Company with such appointments to be effective on the tenth day after mailing the Schedule 14f-1.

    Unless otherwise noted, the principal address of each of the directors and officers listed below is 845 Third Avenue, 6th Floor, New York, New York 10022.

Name	Share Amount and Nature of Beneficial Ownership Before the Reverse Merger		Percentage of Outstanding Shares Before the Reverse Merger (1)	Share Amount and Nature of Beneficial Ownership After the Reverse Merger (2)		Percentage of Outstanding Shares After the Reverse Merger (2)
David Stahler (3)	53,600		32.15%	53,600		*

Sanjo Squared, LLC (4)	—		—	7,311,333	(5)	118.56%

Kinder Investments, L.P. (6)	100		*	10,967,100	(7)	177.84%

Joseph J. Bianco	—		—	4,935,151	(8)	80.03%

Anil Narang	—		—	4,935,150	(9)	80.03%

Kellis Veach	—		—	—	(10)	—

Dov Perlysky	5,600	(11)	3.4%	11,082,270	(12)	179.71%

Howard Spindel	100	(13)	*	109,770	(14)	1.78%

David Cohen	—		—	109,670	(14)	1.78%

All Directors, Executive Officers and Director Nominees before the Reverse Merger, as a Group	59,300		35.57%	59,300		*

All Directors, Executive Officers and Director Nominees after the Reverse Merger and after the Effective Date of the Schedule 14f-1, as a Group			—	21,172,011		343.33%

* Less than one percent
(1)	The numbers in this column are based on 166,700 shares outstanding.
(2)
The numbers are based on 6,166,700 shares outstanding, which represent the number of shares the Company has outstanding after the Reverse Merger, and does not include the issuance of (i) the Acquisition Shares or the Escrow Shares to the sellers under the Purchase Agreement, which, assuming the Discounted VWAP for the twenty Trading Days after the effective date of the Reverse Merger is $0.50, we will issue an aggregate of 1,200,000 Acquisition Shares and 600,000 Escrow Shares, (ii) 12,278,333 shares of common stock issuable upon conversion of 250,000 shares of Series A Preferred Stock, or (iii) the issuance of shares upon exercise of outstanding options or warrants.

(3)	Mr. Stahler’s address is c/o Florham Consulting Corp., 64 Beaver Street, Suite 233, New York, New York 10004.
(4)
The persons sharing voting, dispositive or investment powers over Sanjo (50% each) are Joseph J. Bianco and Anil Narang, Managers. The address of Sanjo is c/o Educational Investors, Inc., 845 Third Avenue, 6th Floor, New York, New York 10022.

(5)
This number represents: (i) 2,400,000 shares of Florham Common Stock, and (ii) 100,000 shares of Series A Preferred Stock, each of which shares of Series A Preferred Stock shall be converted, on the basis of 49.11333 shares of Florham Common Stock for each share of Series A Preferred Stock (an aggregate of 4,911,333 shares of Florham Common Stock) automatically upon the filing by the Company of an amendment to its certificate of incorporation increasing its authorized shares of Florham Common Stock to not less than 50,000,000 shares.

(6)
The General Partner of Kinder is Nesher, LLC. The person having voting, dispositive or investment powers over Nesher is Dov Perlysky, Managing Member. The address of Kinder is c/o Educational Investors, Inc., 845 Third Avenue, 6th Floor, New York, New York 10022.

(7)
This number represents: (i) 100 shares of Florham Common Stock owned prior to the Reverse Merger; (ii) 3,600,000 shares of Florham Common Stock, and (iii) 150,000 shares of Series A Preferred Stock, which automatically convert into an aggregate of 7,367,000 shares of Florham Common Stock upon the filing by the Company of an amendment to its certificate of incorporation increasing its authorized shares of Florham Common Stock to not less than 50,000,000 shares.

(8)
This number represents: (i) options to purchase 1,279,484 shares of Florham Common Stock at an exercise price equal to $0.228 per share with respect to 639,742 options and $0.50 per share with respect to 639,742 options; (ii) 1,200,000 shares of Florham Common Stock owned by Sanjo Squared, LLC; and (iii) 50,000 shares of Series A Preferred Stock owned by Sanjo, each of which shares of Series A Preferred Stock shall be converted, on the basis of 49.11333 shares of Florham Common Stock for each share of Series A Preferred Stock (an aggregate of 2,455,667 shares of Florham Common Stock) automatically upon the filing by the Company of an amendment to its certificate of incorporation increasing its authorized shares of Florham Common Stock to not less than 50,000,000 shares.

(9)
This number represents: (i) options to purchase 1,279,484 shares of Florham Common Stock at an exercise price equal to $0.228 per share with respect to 639,742 options and $0.50 per share with respect to 639,742 options; (ii) 1,200,000 shares of Florham Common Stock owned by Sanjo Squared, LLC; and (iii) 50,000 shares of Series A Preferred Stock owned by Sanjo, each of which shares of Series A Preferred Stock shall be converted, on the basis of 49.11333 shares of Florham Common Stock for each share of Series A Preferred Stock (an aggregate of 2,455,666 shares of Florham Common Stock) automatically upon the filing by the Company of an amendment to its certificate of incorporation increasing its authorized shares of Florham Common Stock to not less than 50,000,000 shares.

(10)
Does not include options to purchase an aggregate of 164,505 shares of Florham Common Stock at an exercise price of $0.50 per share, of which (i) 82,252 options shall vest on December 31, 2010; and (ii) 82,253 options shall vest on December 31, 2011.

(11)
This number represents: (i) 500 shares owned by Kinder Investments, L.P.; (ii) 100 shares owned by Mr. Perlysky; and (iii) 5,000 shares owned by Krovim, LLC, whose manager is Nesher, LLC. Mr. Perlysky is the Managing Member of Nesher, LLC. Does not include: (a) 100 shares owned by Laya Perlysky, Mr. Perlysky’s spouse; and (b) 1,800 shares owned by the LDP Family Partnership, whose General Partner is Mrs. Perlysky. Mr. Perlysky disclaims beneficial ownership of the shares owned by Mrs. Perlysky and the LDP Family Partnership.

(12)
This number represents: (i) 500 shares owned by Kinder Investments, L.P.; (ii) 100 shares owned by Mr. Perlysky; (iii) 5,000 shares owned by Krovim, LLC, whose manager is Nesher, LLC; (iv) options to purchase 109,670 shares of Florham Common Stock at an exercise price equal to $0.50 per share; (v) 3,600,000 shares of Florham Common Stock owned by Kinder Investments, L.P., and (vi) 150,000 shares of Series A Preferred Stock owned by Kinder, which automatically converts into an aggregate of 7,367,000 shares of Florham Common Stock upon the filing by the Company of an amendment to its certificate of incorporation increasing its authorized shares of Florham Common Stock to not less than 50,000,000 shares.

(13)
This number represents shares owned by Jash Group, Inc. Mr. Spindel, Senior Vice President of Jash Group, Inc., has the ability to vote these shares but otherwise disclaims beneficial ownership. Does not include 100 shares owned by Mr. Spindel’s spouse, as to which he disclaims beneficial ownership.

(14)	This number represents options to purchase shares of Florham Common Stock at an exercise price equal to $0.50 per share.

    As a result of consummation of the transactions under the Merger Agreement and the Purchase Agreement, Florham owns 100% of the capital stock of EII, EII owns 100% of the capital stock of Valley Anesthesia, Inc., which in turn owns certain assets and assumed certain liabilities and operations of Valley, and EII owns 100% of the membership interests of Training Direct. The former stockholders of EII own an aggregate of 6,000,000 shares of Florham common stock after giving effect to the transactions under the Merger Agreement but before giving effect to dilution resulting from the conversion by the former stockholders of EII of any of their shares of Series A Preferred Stock or exercise of any options to purchase common stock issued to our officers, directors and consultants.

    The former members of Training Direct will receive shares of Florham's Common Stock having a deemed value of $600,000 (the “Acquisition Shares”), with such number of Acquisition Shares to be determined by dividing $600,000 by the “Discounted VWAP” (as defined below) for the twenty (20) “Trading Days” (as defined below) immediately following the consummation of the Reverse Merger, and (c) shares of Florham’s Common Stock having a deemed value of $300,000 (the “Escrow Shares”), with such number of Escrow Shares to be determined by dividing $300,000 by the Discounted VWAP for the twenty (20) Trading Days immediately following the consummation of the Reverse Merger. The Escrow Shares will be held in escrow and released therefrom as provided in the Purchase Agreement. Assuming the Discounted VWAP for the twenty Trading Days after the effective date of the Reverse Merger is $0.50, we will issue an aggregate of 1,200,000 Acquisition Shares and 600,000 Escrow Shares.

Directors and Executive Officers

    The following discussion sets forth information regarding the executive officers of Florham and the EII Group as at the date hereof.  The individual serving as our sole director prior to the Reverse Merger tendered his resignation, which is expected to become effective on the tenth day after the mailing of a Schedule 14f-1 Information Statement to our stockholders. At the closing of the Reverse Merger, all present officers of Florham have resigned and Joseph Bianco was appointed as the Chief Executive Officer of the Company, Anil Narang was appointed as the President and Chief Operating Officer of the Company, and Kellis Veach was appointed as the Chief Financial Officer and Secretary of the Company. In addition, Joseph Bianco, Anil Narang, Dov Perlysky, Howard Spindel and David Cohen were appointed as Directors of the Company, with such appointments to be effective on the tenth day after mailing the Schedule 14f-1.   The officers and directors to take effect after the Reverse Merger were not affiliated with us prior to the Reverse Merger.

    The Board of Directors is comprised of only one class. All of the directors will serve until the next annual meeting of shareholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Anil Narang, our President, Chief Operating Officer and Director, and Ashok Narang, the Vice President and Director of Training Direct, are brothers. Except as set forth in the precedent sentence, there are no family relationships among our directors and executive officers. Provided below is a brief description of our director’s business experience during the past five years and an indication of directorships he has held in other companies subject to the reporting requirements under the Federal securities laws.

Officers and Directors before the Reverse Merger

Name	Age	Position(s) with Florham
David Stahler	24	President, Chief Financial Officer, Secretary and Sole Director

    David Stahler has since 2006 provided Internet professional services to our clients and other companies. Such services include designing graphic and advertising materials and providing advice with respect to websites and Internet and other marketing campaigns.  In 2008, Mr. Stahler received his B.A. degree in psychology with a minor in finance from Touro College in New York.  Mr. Stahler has also provided mentoring and counseling services to college-age adults.

Officers and Directors pursuant to the Reverse Merger

Name	Age	Position

Joseph J. Bianco	59	Chief Executive Officer and Chairman of the Board
Anil Narang	46	President, Chief Operating Officer and Director
Kellis Veach	67	Chief Financial Officer and Secretary
Dov Perlysky	47	Director
Howard Spindel	64	Director
David Cohen	71	Director

    Joseph J. Bianco purchased Lotus Performance Cars, Inc. in 1982, which he subsequently sold to General Motors in 1987. In 1990, Mr. Bianco co-founded and became Chief Executive Officer of Alliance Entertainment Corporation. In 1996, Mr. Bianco and his partner sold control of NYSE-Listed Alliance, then the leading independent distributor of CD music in the world, and resumed his private investing activities. In 1998, an investor group led by Mr. Bianco bought the first of several magazine distributors that were consolidated into the Interlink Companies, of which Mr. Bianco was Chairman. Interlink, a leading distributor of magazines to booksellers and other retailers was sold in 2001 to the Source-Interlink Companies. From 1997 to 2000, Mr. Bianco was also Chairman of Cognitive Arts, Inc., a leading creator of educational software, which was purchased from Northwestern University. From 2003 to 2004, he served on the board of directors of Whitewing Environmental, Inc. Mr. Bianco also serves on the Board of several other private corporations as well as two non-profit organizations.  Mr. Bianco graduated from Yale Law School in 1975, where he was an editor of the Yale Law Journal. He became Associate Dean at Cardozo School of Law at Yeshiva University and is the author of two books and various articles.

    Anil Narang co-founded and became President of Alliance Entertainment Corporation in 1990. In 1996, Mr. Narang and his partner sold control of NYSE-Listed Alliance, then the leading independent distributor of CD music in the world. In 1998, an investor group including Mr. Narang bought the first of several magazine distributors that were consolidated into the Interlink Companies. Interlink, a leading distributor of magazines to booksellers and other retailers was sold in 2001 to the Source-Interlink Companies. From 1997 to 2000, Mr. Narang was Vice Chairman of Cognitive Arts, Inc., a leading creator of educational software, which was purchased from Northwestern University. In 2003, Mr. Narang co-founded and became Co-CEO of Sheridan Square Entertainment, which was one of the largest independent record labels in the United States. He and his partners sold Sheridan to BTP Acquisition Corp in 2007 in a private transaction. Mr. Narang holds a Bachelor of Arts degree in economics from Colgate University, and an MBA in Finance from New York University.

    Kellis Veach joined EII as Chief Financial Officer and Secretary-Treasurer in July 2009.  From 2008 to 2009, Mr. Veach was Chief Financial Officer of STB TeleMedia, Inc. From 2003 to 2008, Mr. Veach served as Vice-President of Sheridan Square Entertainment, Inc., and as Chief Financial Officer of its distribution subsidiary. Mr. Veach was a director of Woozyfly, Inc. from January to May, 2009. Mr. Veach graduated from Indiana University with a Bachelor of Science in Business.

Dov Perlysky has served as the Managing Member of Nesher LLC, a financial management company, from 2000 to the present. From 1999 to the present, he has served as a director of Engex, Inc., a closed-end mutual fund. From 2004 to the present, Mr. Perlysky has been a director of Pharma-Bio Serv, Inc., a public company providing pharmaceutical validation services. From 2007 to the present, he has served as a director of Highlands State Bank, a community bank. Mr. Perlysky earned a Bachelor of Science degree in Mathematics and Computer Science from the University of Illinois in 1985, and a Master’s of Management degree from Northwestern University, J.L. Kellogg Graduate School of Management, in 1991.

    Howard Spindel is a Senior Managing Director of Integrated Management Solutions, a consulting organization that renders services to the financial services community since 1985. During 2005, he co-founded Integrated Investment Solutions LLC, an affiliated hedge fund administrator. He currently serves as the Financial and Operations Principal, Registered Options Principal or General Securities Principal of over two dozen Financial Industry Regulatory Authority (FINRA) members. Mr. Spindel currently serves on the Board of Directors of the Financial Management Society of the Securities Industry and Financial Markets Association (SIFMA), on SIFMA’s Capital Committee, on FINRA’s Small Firms Advisory Board and as chair of the Audit Committee of the Boards of Directors of two publicly-held companies, Engex, Inc. and Pharma-Bio Serv.  In 1982, Mr. Spindel was an operations partner of Greenfield Partners, a New York Stock Exchange (NYSE) member firm. In 1980, he became a financial and operations partner at S.B. Lewis & Company, a NYSE member firm specializing in arbitrage and mergers and acquisitions. In 1977, Mr. Spindel served as comptroller of Wm. D. Mayer & Co., another NYSE member firm specializing in options trading. In 1975, Mr. Spindel became associated with the NYSE as manager of the Capital and Operational Standards Section of its Regulation and Surveillance Group. In 1974, he was with Coopers & Lybrand as an audit supervisor. In 1968, Mr. Spindel began his career in the Technical Research and Review Department and on the audit staff of Oppenheim, Appel, Dixon & Co. He earned a Bachelor of Science degree in Accounting from Hunter College of the City University of New York in 1968.  In 1971, Mr. Spindel became a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

    David Cohen, Ph.D, after 20 years as an academic research scientist, served as Provost at Northwestern University in the early 1990s and moved to Columbia University in 1995 to serve as Vice President and Dean of the Faculty for Arts and Sciences until 2003 and as Professor of Biological Sciences and Professor of Neuroscience in Psychiatry until 2008. He is currently Vice President and Dean of the Faculty Emeritus for Arts and Sciences at Columbia and Professor Emeritus of Neuroscience in Psychiatry and Alan H. Kempner Professor Emeritus of Biological Sciences at Columbia. Dr. Cohen has served on the board of directors of Zenith Electronics, KLi Corporation, Thuris Corporation, Learning Sciences Corporation,, and Eduventures, Inc., as well as in an advisory capacity to Knowledge Investment Partners and Identity Theft 911. In addition, Dr. Cohen has served on the board of directors or trustees for various not-for-profit organizations, including the Columbia University Press, the Research Libraries Group, Trevor Day School, The Grass Foundation, Argonne National Laboratory, and the Fermi National Accelerator Laboratory. He has served as a consultant for the National Institutes of Health, the National Science Foundation, the Department of Defense, and the National Academy of Sciences His major elected offices include President of the Society for Neuroscience and Chairman of the Association of American Medical Colleges. Beginning in 2009, Dr. Cohen began serving as Provost of the University of the People, a recently launched on-line, not-for-profit global university He earned a Bachelor of Arts degree from Harvard University in 1960 and a Ph.D. from the University of California, Berkeley, in 1963.

Significant Employees

The following are employees who are not executive officers, but who are expected to make significant contributions to our business:

    Timothy Sauvage, President of Valley, co-founded Valley Anesthesia Educational Programs, Inc. in 1993 and became President of Valley Anesthesia, Inc. in August 20, 2009 with the sale of assets to Valley Anesthesia, Inc. Mr. Sauvage is Chief Nurse Anesthetist at the Central Iowa Health Care System in Des Moines, Iowa. Mr. Sauvage has been in the nurse anesthesia education market for 21 years. He formerly served as Director of Veterans Affairs-Drake University Anesthesia Clinical Specialization. Mr. Sauvage’s areas of responsibility include teaching at each of Valley’s courses, assisting with updating the course manual and MemoryMasterTM, and providing overall guidance and direction for the company. Mr. Sauvage graduated from Murray State University with a Bachelor of Science in Nursing. He obtained a Master of Science in Clinical Anesthesia from the Minneapolis School of Anesthesia and has done post graduate work at Iowa State University in Ames, Iowa.

    Barbara Paradise, Vice President of Valley, whose husband was a co-founder of Valley Anesthesia Educational Programs, Inc., served as Vice President of Valley Anesthesia Educational Programs, Inc. since 2001, and became Vice President of Valley Anesthesia, Inc. in August 2008 with the sale of assets to Valley Anesthesia, Inc. Ms Paradise contributes to the overall vision of the company, and her responsibilities include overseeing the office operations, preparing marketing materials, coordinating production/printing of the course manual and MemoryMasterTM, order processing, and customer service.  Ms. Paradise graduated from University of Wisconsin – Stout with a degree in Home Economics and has done some graduate work at the University of Minnesota.

    Joseph Monaco, President of Training Direct, has been involved in proprietary education since 1980. Over the past 30 years, he has held positions as President, Chief Operating Officer, Chief Financial Officer, and Licensed School Director, for more than 8 post-secondary institutions. He has served on multiple State Association Boards of Directors, and has been active with multiple Federal Accrediting Bureaus. Mr. Monaco has worked closely with the State Education Department, Officials, and State Agencies supporting Vocational Training and other Federal and State Higher Education Organizations. Mr. Monaco attended Fairfield University, Fairfield CT and has received various recognition and achievement awards for his service to the Vocational – Proprietary School sector.

Ashok Narang, Vice President of Training Direct, joined Training Direct as Vice President and Director in the Spring of 2004. Mr. Narang has a Bachelor of Arts in Political Science from Syracuse University, a Master of Science Degree in Education from the University of Bridgeport and a 6th Year Professional Diploma for Advanced Study in Educational Management and Administration, also from the University of Bridgeport.

Employment and Consulting Agreements

Bianco Employment Agreement

    On August 20, 2009, EII entered into an Employment Agreement with Joseph Bianco (the “Bianco Employment Agreement”) pursuant to which Mr. Bianco was engaged through December 31, 2012 (the “Term”) as EII’s Chief Executive Officer with the responsibility for the overall operation of EII, as well as other duties as may be assigned to Mr. Bianco by the board of directors of EII, including providing services to EII and its other subsidiaries. EII pays to Mr. Bianco a salary of $70,000 per annum (the “Base Salary”) and he is entitled to receive an annual bonus (the “Bonus”) as shall be determined in the sole discretion of the independent members of the board of directors of EII. Commencing on January 1, 2010, the Base Salary will be increased to an annual amount which shall be commensurate with both (i) the trailing twelve-month consolidated pro-forma (based on acquisitions or other material events that may occur) earnings before interest, taxes, depreciation and amortization of intangible assets of the EII Group for the fiscal year ended December 31, 2009, and (ii) the then business prospects of the EII Group, all as shall be determined by the independent members of the Board of Directors of EII.

In addition to the Base Salary and Bonus, Mr. Bianco may be granted options to purchase, or stock appreciation rights in, shares of the common stock of EII. On August 20, 2009, Mr. Bianco purchased options to purchase 1,666,667 (the “Bianco EII Stock Options”) shares of EII common stock at an exercise price equal to $0.25 per share with respect to 583,334 options and $0.45 per share with respect to 583,333 options in exchange for a $10,000 principal amount promissory note from Mr. Bianco. Under the Merger Agreement, the Bianco EII Stock Options were converted into 5-year options to purchase an aggregate of 1,279,484 shares of Common Stock at an exercise price equal to $0.228 per share with respect to 639,742 options (the “Bianco Tier I Options”) and $0.50 per share with respect to 639,742 options (the “Bianco Tier II Options”). The Bianco Tier I Options shall be exercisable only if the EBTDA Per Share for the applicable Measuring Period exceeds the Base Tier I EBTDA Per Share and the Bianco Tier II Options shall be exercisable only if the EBTDA Per Share for the applicable Measuring Period exceeds the Base Tier II EBTDA. The Bianco Tier I and Tier II Options shall be deemed vested as of the date of grant.

Base Tier I EBTDA Per Share means: (1) $0.036 for the Measuring Year ending December 31, 2010, (2) $0.055 for the Measuring Year ending December 31, 2011, (3) $0.091 for the Measuring Year ending December 31, 2012, (4) $0.109 for the Measuring Year ending December 31, 2013, and (5) $0.137 for the Measuring Year ending December 31, 2014. Base Tier II EBTDA Per Share means: (1) $0.055 for the Measuring Year ending December 31, 2010, (2) $0.091 for the Measuring Year ending December 31, 2011, (3) $0.137 for the Measuring Year ending December 31, 2012, (4) $0.164 for the Measuring Year ending December 31, 2013, and (5) $0.191 for the Measuring Year ending December 31, 2014. EBTDA Per Share means (1) the net income after taxes (exclusive of any non-recurring or extraordinary items paid or accrued) of the Company and its consolidated subsidiaries (if any) in the applicable Measuring Year, plus (A) federal and state income taxes paid or accrued in such Measuring Year, (B) amounts paid or accrued in such Measuring Year in respect of depreciation of tangible assets, and (C) amounts paid or accrued in such Measuring Year in respect of amortization of intangible assets, including goodwill, all as set forth on the audited consolidated statements of income or operations of the Company and its consolidated subsidiaries (if any) in the applicable Measuring Year and as determined in accordance with GAAP by the Company’s independent accountants, divided by (2) the weighted average of the outstanding Common Stock, measured on a fully diluted basis.

The Bianco Employment Agreement contains customary confidentiality, non-competition and non-solicitation provisions.

Narang Employment Agreement

On August 20, 2009, EII entered into an Employment Agreement with Anil Narang (the “Narang Employment Agreement”) pursuant to which Mr. Narang was engaged through December 31, 2012 (the “Term”) as EII’s President and Chief Operating Officer with the responsibility for the overall operation of EII together with Mr. Bianco, as well as other duties as may be assigned to Mr. Narang by the board of directors of EII, including providing services to EII and its other subsidiaries. EII pays to Mr. Narang a salary of $70,000 per annum (the “Base Salary”) and he is entitled to receive an annual bonus (the “Bonus”) as shall be determined in the sole discretion of the independent members of the board of directors of EII. Commencing on January 1, 2010, the Base Salary will be increased to an annual amount which shall be commensurate with both (i) the trailing twelve-month consolidated pro-forma (based on acquisitions or other material events that may occur) earnings before interest, taxes, depreciation and amortization of intangible assets of the EII Group for the fiscal year ended December 31, 2009, and (ii) the then business prospects of the EII Group, all as shall be determined by the independent members of the Board of Directors of EII.

In addition to the Base Salary and Bonus, Mr. Narang may be granted options to purchase, or stock appreciation rights in, shares of the common stock of EII. On August 20, 2009, Mr. Narang purchased options to purchase 1,666,667 (the “Narang EII Stock Options”) shares of EII common stock at an exercise price equal to $0.25 per share with respect to 583,334 options and $0.45 per share with respect to 583,333 options in exchange for a $10,000 principal amount promissory note from Mr. Narang. Under the Merger Agreement, the Narang EII Stock Options were converted into 5-year options to purchase an aggregate of 1,279,484 shares of Common Stock at an exercise price equal to $0.228 per share with respect to 639,742 options (the “Narang Tier I Options”) and $0.50 per share with respect to 639,742 options (the “Narang Tier II Options”). The Narang Tier I Options shall be exercisable only if the EBTDA Per Share for the applicable Measuring Period exceeds the Base Tier I EBTDA Per Share and the Narang Tier II Options shall be exercisable only if the EBTDA Per Share for the applicable Measuring Period exceeds the Base Tier II EBTDA. The Narang Tier I and Tier II Options shall be deemed vested as of the date of grant.  Base Tier I EBTDA Per Share and EBTDA Per Share have the same meanings set forth above under the heading “Bianco Employment Agreement”.

The Narang Employment Agreement contains customary confidentiality, non-competition and non-solicitation provisions.

Veach Employment Agreement

On August 20, 2009, EII entered into an Employment Agreement with Kellis Veach (the “Veach Employment Agreement”) pursuant to which Mr. Veach was engaged through December 31, 2012 (the “Term”) as EII’s Chief Financial Officer with the responsibility for financial reporting and operation of EII, as well as other duties as may be assigned to Mr. Veach by the board of directors of EII, including providing services to EII and its other subsidiaries. EII pays to Mr. Veach a salary of $70,000 per annum (the “Base Salary”) and he is entitled to receive an annual bonus (the “Bonus”) as shall be determined in the sole discretion of the independent members of the board of directors of EII. Commencing on January 1, 2010, the Base Salary will be increased to an annual amount which shall be commensurate with both (i) the trailing twelve-month consolidated pro-forma (based on acquisitions or other material events that may occur) earnings before interest, taxes, depreciation and amortization of intangible assets of the EII Group for the fiscal year ended December 31, 2009, and (ii) the then business prospects of the EII Group, all as shall be determined by the independent members of the Board of Directors of EII.  In addition to the Base Salary and Bonus, Mr. Veach may be granted options to purchase, or stock appreciation rights in, shares of the common stock of EII.

The Veach Employment Agreement contains customary confidentiality, non-competition and non-solicitation provisions.

Assignment and Assumption Agreements

On December 31, 2009, Florham entered into certain Assignment and Assumption Agreements with EII, Joseph Bianco, Anil Narang and Kellis Veach under which EII assigned to Florham all of EII’s rights, title and interest, and delegated all of its obligations and liabilities, to each of the Bianco, Narang and Veach Employment Agreements to Florham. In addition, Florham assumed all covenants, agreements, and other obligations to be performed by EII under the Bianco, Narang and Veach Employment Agreements, and Messrs Bianco, Narang and Veach each consented to the Assignment and Assumption Agreement applicable to him.

Joseph Monaco Consulting Agreement

On December 31, 2009, EII entered into a Consulting Agreement with Joseph Monaco (the “Consulting Agreement”) under which Mr. Monaco was engaged through December 31, 2010 (the “Term”) to provide EII with such general business and consulting services as may be assigned to him by the board of directors, including, without limitation, advising EII, its subsidiaries, and the board with respect to (i) relationships with various state educational departments and agencies, and (ii) analyzing and pursuing potential acquisitions. During the Term, EII will pay Mr. Monaco a consulting fee of $75,000 per annum and will reimburse him for all documented out-of-pocket expenses incurred by him in the interest of the business. The Consulting Agreement contains customary confidentiality, non-competition and non-solicitation provisions.

Ashok Narang Employment Agreement with Training Direct

On December 31, 2009, Training Direct entered into an Employment Agreement with Ashok Narang (the “Training Direct Employment Agreement”) pursuant to which Mr. Narang was engaged through December 31, 2012 (the “Term”) as Training Direct’s Vice President with the responsibility for the overall operation of Training Direct, as well as other duties as may be assigned to Mr. Narang by the board of directors of the Company, including providing services to the Company and its other subsidiaries. Training Direct will pay Mr. Narang a salary of $135,000 per annum (the “Base Salary”) and he is entitled to receive an annual bonus (the “Bonus”) as shall be determined in the sole discretion of the independent members of the board of directors of the Company. In addition to the Base Salary and Bonus, Mr. Narang may be granted options to purchase, or stock appreciation rights in, shares of the common stock of the Company. The Training Direct Employment Agreement contains customary confidentiality, non-competition and non-solicitation provisions.

Board of Directors

All directors will hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors.

Role of the Board of Directors

Pursuant to Delaware law, our business, property and affairs are managed under the direction of the Company’s board of directors. The board has responsibility for establishing broad corporate policies and for the overall performance and direction of the Company, but is not involved in day-to-day operations. Members of the board keep informed of the Company’s business by participating in board meetings, by reviewing analyses and reports sent to them regularly, and through discussions with its executive officers.

Board Committees

We have not established an audit committee, compensation committee, nominating committee or other committee of our board of directors. However, we intend to establish an audit committee, compensation committee, nominating committee or other committee of our board of directors which complies with the independence and other rules of the NYSE Amex Stock Exchange.

Advisory Board

We do not currently have an advisory board.

Code of Ethics

As of the date of this report, we have not adopted a Code of Ethics applicable to all of our employees, officers and directors, wherever they are located and whether they work for the Company on a full or part-time basis.  The Company intends to adopt a Code of Ethics in the near future so that it complies with the NYSE Amex rules and regulations. The Code will provide rules and procedures to help the Company’s employees, officers and directors recognize and respond to situations that present ethical issues.   Compliance with this code will be mandatory and those who violate the standards in this Code will be subject to disciplinary action.

Executive Compensation

Florham Executive and Director Compensation Information

Prior to the Reverse Merger, no compensation was paid to David Stahler for his services as our President, Chief Financial Officer and Secretary. In addition, Mr. Stahler did not receive any other compensation, whether in the form of stock awards, stock options, or otherwise. Prior to the Reverse Merger, no compensation was paid to David Stahler for his services as our sole director.

The Company Executive and Director Compensation Information

The Company did not pay any compensation to our chief executive officer, or any of our directors, for services rendered during the fiscal years ended December 31, 2008 and December 31, 2007.

Grants of Plan-Based Awards and Outstanding Equity Awards at Fiscal Year-End

We did not grant any options or awards to any of our named executive officers during our last two completed fiscal years ended December 31, 2008 and December 31, 2007, nor did any of our executive officers exercise any such options or awards during such period.

Retirement/Resignation Plans

We do not have any plans or arrangements in place regarding the payment to any of our executive officers following such person’s retirement or resignation.

Director Compensation

We have not paid our directors fees in the past for attending scheduled and special meetings of our board of directors. In the future, we may adopt a policy of paying independent directors a fee for their attendance at board and committee meetings. We reimburse each director for reasonable travel expenses related to such director's attendance at board of directors and committee meetings.

Certain Relationships and Related Party Transactions

Florham Related Party Transactions

Florham used office space provided to us by its former President, David Stahler, at no cost. The amount of office space used by Florham was insignificant.

The mother of Florham’s prior President is a co-trustee of a trust which owns approximately 14% of the capital stock of Chocolate Printing Company, Inc., one of Florham’s prior clients.

The Company’s Related Party Transactions

Lease

EII’s and Valley’s principal executive offices are located at 845 Third Avenue, 6th Floor, New York, New York 10022. EII rents office space from one of its officers under a lease expiring August 20, 2010 and pays $725 per month. EII also reimburses another officer $2,992 per month for rent of office space on a month-to-month basis.

Employment and Consulting Agreements

On August 20, 2009, EII entered into an Employment Agreement with Joseph Bianco (the “Bianco Employment Agreement”) pursuant to which Mr. Bianco was engaged through December 31, 2012 (the “Term”) as EII’s Chief Executive Officer with the responsibility for the overall operation of EII, as well as other duties as may be assigned to Mr. Bianco by the board of directors of EII, including providing services to EII and its other subsidiaries. EII pays to Mr. Bianco a salary of $70,000 per annum (the “Base Salary”) and he is entitled to receive an annual bonus (the “Bonus”) as shall be determined in the sole discretion of the independent members of the board of directors of EII. Commencing on January 1, 2010, the Base Salary will be increased to an annual amount which shall be commensurate with both (i) the trailing twelve-month consolidated pro-forma (based on acquisitions or other material events that may occur) earnings before interest, taxes, depreciation and amortization of intangible assets of the EII Group for the fiscal year ended December 31, 2009, and (ii) the then business prospects of the EII Group, all as shall be determined by the independent members of the Board of Directors of EII. The Bianco Employment Agreement contains customary confidentiality, non-competition and non-solicitation provisions.

On August 20, 2009, EII entered into an Employment Agreement with Anil Narang (the “Narang Employment Agreement”) pursuant to which Mr. Narang was engaged through December 31, 2012 (the “Term”) as EII’s President and Chief Operating Officer with the responsibility for the overall operation of EII together with Mr. Bianco, as well as other duties as may be assigned to Mr. Narang by the board of directors of EII, including providing services to EII and its other subsidiaries. EII pays to Mr. Narang a salary of $70,000 per annum (the “Base Salary”) and he is entitled to receive an annual bonus (the “Bonus”) as shall be determined in the sole discretion of the independent members of the board of directors of EII. Commencing on January 1, 2010, the Base Salary will be increased to an annual amount which shall be commensurate with both (i) the trailing twelve-month consolidated pro-forma (based on acquisitions or other material events that may occur) earnings before interest, taxes, depreciation and amortization of intangible assets of the EII Group for the fiscal year ended December 31, 2009, and (ii) the then business prospects of the EII Group, all as shall be determined by the independent members of the Board of Directors of EII. The Narang Employment Agreement contains customary confidentiality, non-competition and non-solicitation provisions.

On August 20, 2009, EII entered into an Employment Agreement with Kellis Veach (the “Veach Employment Agreement”) pursuant to which Mr. Veach was engaged through December 31, 2012 (the “Term”) as EII’s Chief Financial Officer with the responsibility for financial reporting and operation of EII, as well as other duties as may be assigned to Mr. Veach by the board of directors of EII, including providing services to EII and its other subsidiaries. EII pays to Mr. Veach a salary of $70,000 per annum (the “Base Salary”) and he is entitled to receive an annual bonus (the “Bonus”) as shall be determined in the sole discretion of the independent members of the board of directors of EII. Commencing on January 1, 2010, the Base Salary will be increased to an annual amount which shall be commensurate with both (i) the trailing twelve-month consolidated pro-forma (based on acquisitions or other material events that may occur) earnings before interest, taxes, depreciation and amortization of intangible assets of the EII Group for the fiscal year ended December 31, 2009, and (ii) the then business prospects of the EII Group, all as shall be determined by the independent members of the Board of Directors of EII.  In addition to the Base Salary and Bonus, Mr. Veach may be granted options to purchase, or stock appreciation rights in, shares of the common stock of EII.  The Veach Employment Agreement contains customary confidentiality, non-competition and non-solicitation provisions.

On December 31, 2009, Florham entered into certain Assignment and Assumption Agreements with EII, Joseph Bianco, Anil Narang and Kellis Veach under which EII assigned to Florham all of EII’s rights, title and interest, and delegated all of its obligations and liabilities, to each of the Bianco, Narang and Veach Employment Agreements to Florham. In addition, Florham assumed all covenants, agreements, and other obligations to be performed by EII under the Bianco, Narang and Veach Employment Agreements, and Messrs Bianco, Narang and Veach each consented to the Assignment and Assumption Agreement applicable to him.

On December 31, 2009, EII entered into a Consulting Agreement with Joseph Monaco (the “Consulting Agreement”) under which Mr. Monaco was engaged through December 31, 2010 (the “Term”) to provide EII with such general business and consulting services as may be assigned to him by the board of directors, including, without limitation, advising EII, its subsidiaries, and the board with respect to (i) relationships with various state educational departments and agencies, and (ii) analyzing and pursuing potential acquisitions. During the Term, EII will pay Mr. Monaco a consulting fee of $75,000 per annum and will reimburse him for all documented out-of-pocket expenses incurred by him in the interest of the business. The Consulting Agreement contains customary confidentiality, non-competition and non-solicitation provisions.

On December 31, 2009, Training Direct entered into an Employment Agreement with Ashok Narang (the “Training Direct Employment Agreement”) pursuant to which Mr. Narang was engaged through December 31, 2012 (the “Term”) as Training Direct’s Vice President with the responsibility for the overall operation of Training Direct, as well as other duties as may be assigned to Mr. Narang by the board of directors of the Company, including providing services to the Company and its other subsidiaries. Training Direct will pay Mr. Narang a salary of $135,000 per annum (the “Base Salary”) and he is entitled to receive an annual bonus (the “Bonus”) as shall be determined in the sole discretion of the independent members of the board of directors of the Company. In addition to the Base Salary and Bonus, Mr. Narang may be granted options to purchase, or stock appreciation rights in, shares of the common stock of the Company. The Training Direct Employment Agreement contains customary confidentiality, non-competition and non-solicitation provisions.

Stock Option Grants/Issuances to Management, Directors and Consultants

On August 20, 2009, Joseph Bianco purchased options to purchase 1,666,667 (the “Bianco EII Stock Options”) shares of EII common stock at an exercise price equal to $0.25 per share with respect to 583,334 options and $0.45 per share with respect to 583,333 options in exchange for a $10,000 principal amount promissory note from Mr. Bianco, as compensation for services performed on behalf of EII in his capacity as Chief Executive Officer.

Under the Merger Agreement, the Bianco EII Stock Options were converted into 5-year options to purchase an aggregate of 1,279,484 shares of Florham Common Stock at an exercise price equal to $0.228 per share with respect to 639,742 options (the “Bianco Tier I Options”) and $0.50 per share with respect to 639,742 options (the “Bianco Tier II Options”). The Bianco Tier I Options shall be exercisable only if the EBTDA Per Share for the applicable Measuring Period exceeds the Base Tier I EBTDA Per Share and the Bianco Tier II Options shall be exercisable only if the EBTDA Per Share for the applicable Measuring Period exceeds the Base Tier II EBTDA. The Bianco Tier I and Tier II Options shall be deemed vested as of the date of grant.

Base Tier I EBTDA Per Share means: (1) $0.036 for the Measuring Year ending December 31, 2010, (2) $0.055 for the Measuring Year ending December 31, 2011, (3) $0.091 for the Measuring Year ending December 31, 2012, (4) $0.109 for the Measuring Year ending December 31, 2013, and (5) $0.137 for the Measuring Year ending December 31, 2014. Base Tier II EBTDA Per Share means: (1) $0.055 for the Measuring Year ending December 31, 2010, (2) $0.091 for the Measuring Year ending December 31, 2011, (3) $0.137 for the Measuring Year ending December 31, 2012, (4) $0.164 for the Measuring Year ending December 31, 2013, and (5) $0.191 for the Measuring Year ending December 31, 2014. EBTDA Per Share means (1) the net income after taxes (exclusive of any non-recurring or extraordinary items paid or accrued) of the Company and its consolidated subsidiaries (if any) in the applicable Measuring Year, plus (A) federal and state income taxes paid or accrued in such Measuring Year, (B) amounts paid or accrued in such Measuring Year in respect of depreciation of tangible assets, and (C) amounts paid or accrued in such Measuring Year in respect of amortization of intangible assets, including goodwill, all as set forth on the audited consolidated statements of income or operations of the Company and its consolidated subsidiaries (if any) in the applicable Measuring Year and as determined in accordance with GAAP by the Company’s independent accountants, divided by (2) the weighted average of the outstanding Common Stock, measured on a fully diluted basis.

On August 20, 2009, Anil Narang purchased options to purchase 1,666,667 (the “Narang EII Stock Options”) shares of EII common stock at an exercise price equal to $0.25 per share with respect to 583,334 options and $0.45 per share with respect to 583,333 options in exchange for a $10,000 principal amount promissory note from Mr. Narang, as compensation for services performed on behalf of EII in his capacity as President and Chief Operating Officer.

Under the Merger Agreement, the Narang EII Stock Options were converted into 5-year options to purchase an aggregate of 1,279,484 shares of Common Stock at an exercise price equal to $0.228 per share with respect to 639,742 options (the “Narang Tier I Options”) and $0.50 per share with respect to 639,742 options (the “Narang Tier II Options”). The Narang Tier I Options shall be exercisable only if the EBTDA Per Share for the applicable Measuring Period exceeds the Base Tier I EBTDA Per Share and the Narang Tier II Options shall be exercisable only if the EBTDA Per Share for the applicable Measuring Period exceeds the Base Tier II EBTDA. The Narang Tier I and Tier II Options shall be deemed vested as of the date of grant.  Base Tier I EBTDA Per Share and EBTDA Per Share have the same meanings set forth above.

On December 31, 2009, the board of directors of EII granted Kellis Veach 5-year options to purchase 150,000 (the “Veach EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as Chief Financial Officer. The Veach EII Stock Options shall be exercisable as to 75,000 shares on December 31, 2010 and as to 75,000 shares on December 31, 2011.

On December 31, 2009, the board of directors of EII granted Ashok Narang 5-year options to purchase 150,000 (the “Ashok Narang EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as President of Training Direct. The Ashok Narang EII Stock Options shall be exercisable as to 75,000 shares on December 31, 2010 and as to 75,000 shares on December 31, 2011.

Under the Merger Agreement, the Veach and Ashok Narang Stock Options were each converted into 5-year options to purchase an aggregate of 164,505 shares of Florham Common Stock with respect to Mr. Veach and 164,505 shares of Florham Common Stock with respect to Mr. Narang, each at an exercise price of $0.50. These options are exercisable as to 82,252 shares on December 31, 2010 and as to 82,253 shares on December 31, 2011.

On December 31, 2009, the board of directors of EII granted Howard Spindel 5-year options to purchase 100,000 (the “Spindel EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a director.  The Spindel EII Stock Options vest in full on the date of grant.

On December 31, 2009, the board of directors of EII granted Dov Perlysky 5-year options to purchase 100,000 (the “Perlysky EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a director. The Perlysky EII Stock Options vest in full on the date of grant.

On December 31, 2009, the board of directors of EII granted David Cohen 5-year options to purchase 100,000 (the “Cohen EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a director. The Cohen EII Stock Options vest in full on the date of grant.

On December 31, 2009, the board of directors of EII granted Jonathan Turkel 5-year options to purchase 100,000 (the “Turkel EII Stock Options”) shares of EII common stock at an exercise price equal to $0.50 per share, as compensation for services performed on behalf of EII in his capacity as a consultant. The Turkel EII Stock Options vest in full on the date of grant.

Under the Merger Agreement, the Spindel, Perlysky, Cohen and Turkel EII Stock Options were each converted into 5-year options to purchase an aggregate of (i) 109,670 shares of Florham Common Stock with respect to Mr. Spindel, (ii) 109,670 shares of Florham Common Stock with respect to Mr. Perlysky, (iii) 109,670 shares of Florham Common Stock with respect to Dr. Cohen, and (iv) 109,670 shares of Florham Common Stock with respect to Mr. Turkel, each at an exercise price of $0.50. Each of these options vest in full on the date of grant.

On December 31, 2009, the board of directors of Florham granted Leonard Katz a 5-year option to purchase an aggregate of 109,670 shares of Florham Common Stock at an exercise price of $0.50 in his capacity as a consultant. This option vests in full on the date of grant.

Florham Common Stock as Part of Merger Consideration

Under the Merger Agreement, the shareholders of EII were issued an aggregate of 6,000,000 shares of Florham's common stock as part of the merger consideration. Of such shares, 2,400,000 were issued to Sanjo Squared, LLC, an entity controlled by two of our officers and directors, and 3,600,000 were issued to Kinder Investments, L.P., an entity controlled by one of our directors. Such shares are subject to the terms of lock-up agreements as set forth below.

Lock Up Agreements

All of the Florham shares of Common Stock owned or to be owned by the management shareholders (directly or indirectly) are restricted from public or private sale for a period of twelve months following the effective date of the Reverse Merger (December 31, 2009).

Series A Convertible Preferred Stock

Under the Merger Agreement, the shareholders of EII were issued 250,000 shares of Florham’s Series A Preferred Stock, with each share of Florham's Series A Preferred Stock automatically convertible into 49.11333 shares of Florham's Common Stock upon the filing by Florham of an amendment to its certificate of incorporation which increases the authorized shares of Florham's Common Stock to at least 50,000,000. Of such shares, 100,000 were issued to Sanjo Squared, LLC and 150,000 were issued to Kinder Investments, L.P.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we had not adopted prior to the Reverse Merger formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officers, directors and significant shareholders.  However, we intend that such transactions will, on a going-forward basis, be subject to the review, approval or ratification of our board of directors, or an appropriate committee thereof.

Director Independence

Presently, we are not required to comply with the director independence requirements of any securities exchange.  In determining whether our directors are independent, however, we intend to comply with the rules of the NYSE Amex Stock Exchange.  The board of directors also will consult with counsel to ensure that the board of directors’ determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors, including those adopted under the Sarbanes-Oxley Act of 2002 with respect to the independence of future audit committee members.  The NYSE Amex listing standards define an “independent director” generally as a person, other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment.

Currently we do not satisfy the “independent director” requirements of the NYSE Amex Stock Exchange, which requires that a majority of a company’s directors be independent.  Our board of directors intends to appoint additional members, each of whom will satisfy such independence requirements.

Legal Proceedings

Neither we nor any of our direct or indirect subsidiaries is a party to, nor is any of our property the subject of, any legal proceedings other than ordinary routine litigation incidental to their respective businesses.  There are no proceedings pending in which any of our officers, directors or 5% shareholders are adverse to us or any of our subsidiaries or in which they are taking a position or have a material interest that is adverse to us or any of our subsidiaries.

Neither we nor any of our subsidiaries is a party to any administrative or judicial proceeding arising under federal, state or local environmental laws.

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business.

Changes in and Disagreements with Accountants

We have had no disagreements with our independent registered public accountants with respect to accounting practices or procedures or financial disclosure.

Market Price and Dividends on Registrant’s Common Equity and Related Stockholder Matters

The common stock was approved for quotation on the Over–the-Counter Bulletin Board on April 28, 2008 under the symbol “FHMS”.

The following table sets forth the quarterly high and low bid prices for the common stock for the last two fiscal years. The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

Fiscal Quarter	High	Low
Quarter ended June 30, 2008*	$2.25	$1.25
Quarter ended September 30, 2008	$1.25	$1.01
Quarter ended December 31, 2008	$1.10	$1.01
Quarter ended March 31, 2009	$1.01	$0.16
Quarter ended June 30, 2009	$0.35	$0.16
Quarter ended September 30, 2009	$0.26	$0.16

*From April 28, 2008 through the fiscal quarter ended June 30, 2008.

At December 31, 2009, the closing bid price of the common stock was $0.26 and we had approximately 117 record holders of our common stock. This number excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Dividend Policy

We have never declared or paid dividends on our common stock.  We intend to retain earnings, if any, to support the development of our business and therefore do not anticipate paying cash dividends for the foreseeable future.  Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Securities Authorized for Issuance Under Equity Compensation Plans

As of December 31, 2008, Florham did not have any options or other securities outstanding under any employee stock option and incentive plan.

Recent Sales of Unregistered Securities

Reference is made to the “The Agreement and Plan of Merger”, “The Interest Purchase Agreement” and “Certain Relationships and Related Party Transactions” sections of this report and the disclosures set forth thereunder.

We believe that all of the offerings and sales were deemed to be exempt under Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of the Company or executive officers of the Company, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

Description of Securities

Authorized Capital Stock

The authorized capital stock of Florham consists of 12,000,000 shares of common stock, par value $0.0001 per share and 2,000,000 shares of “blank check” preferred stock, par value $0.0001 per share.  As of the date of this report, Florham has 6,166,700 shares of common stock issued and outstanding and 250,000 shares of Series A Convertible Preferred Stock issued and outstanding.

As stated elsewhere in this report, as part of the Reverse Merger, we agreed to increase our authorized Common Stock to 50,000,000 shares.

The following summary description relating to Florham’s capital stock and other securities does not purport to be complete.

Florham Common Stock

Holders of common stock are entitled to cast one vote for each share on all matters submitted to a vote of shareholders, including the election of directors.  The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore (see "Dividend Policy’). Such holders do not have any preemptive or other rights to subscribe for additional shares. All holders of common stock are entitled to share ratably in any assets for distribution to shareholders upon the liquidation, dissolution or winding up of the Company. There are no conversion, redemption or sinking fund provisions applicable to the common stock.  All outstanding shares of common stock are fully paid and non-assessable.

Florham Preferred Stock

Florham’s Board of Directors is authorized, without further action by the shareholders, to issue, from time to time, up to 2,000,000 shares of preferred stock in one or more classes or series.  Similarly, the Board of Directors will be authorized to fix or alter the designations, powers, preferences, and the number of shares which constitute each such class or series of preferred stock.  Such designations, powers or preferences may include, without limitation, dividend rights (and whether dividends are cumulative), conversion rights, if any, voting rights (including the number of votes, if any, per share), redemption rights (including sinking fund provisions, if any), and liquidation preferences of any unissued shares or wholly unissued series of preferred stock. As of the date of this filing and under the Merger Agreement, the shareholders of EII were issued 250,000 shares of Florham’s Series A Preferred Stock.

Except for the Series A Preferred Stock issued to the shareholders of EII under the Merger Agreement, it is not possible to state the actual effect of any authorization of preferred stock upon the rights of holders of common stock until the Board of Directors determines the specific rights of the holders of any series of preferred stock.  The Board of Director’s authority to issue preferred stock also provides a convenient vehicle in connection with possible acquisitions and other corporate purposes, but could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.  Accordingly, the issuance of preferred stock may be used as an “anti-takeover” device without further action on the part of our stockholders, and may adversely affect the holders of the common stock.

The Series A Preferred Stock

Each share of Florham Series A Preferred Stock:

(a)    is automatically convertible into 49.11333 shares of Florham's Common Stock upon the filing by Florham of an amendment to its certificate of incorporation which increases the authorized shares of Florham's Common Stock to at least 50,000,000;

(b)    provides that holders shall be entitled to receive dividends when, as and if declared by the Board of Directors.  No cash dividends or distributions shall be declared or paid or set apart for payment on the Common Stock unless such cash dividend or distribution is likewise declared, paid or set apart for payment on the Series A Preferred Stock in an amount equal to the dividend or distribution that would be payable if all of the issued and outstanding shares of the Series A Preferred Stock had been fully converted into Common Stock on the day immediately prior to the date which shall be the earliest to occur of the declaration, payment, or distribution or such dividend;

(c)    has a par value of $0.0001 per share;

(d)    has a stated or liquidation value of $0.01 per share (the “Stated Value”);

(e)    has a preference over the Florham Common Stock on liquidation or sale of Florham equal to the sum of the Stated Value per share and an amount equal to all unpaid dividends on the Series A Preferred Stock, if any; and

(f)    votes together with the Florham Common Stock on an “as converted basis.”

The conversion price and the number of shares of common stock issuable upon conversion of the Series A Preferred Stock are subject to customary adjustments as set forth in the Certificate of Designations of the Series A Preferred Stock.

For a more complete description of the Series A Preferred Stock, reference is made to the Certificate of Designations of the Series A Preferred Stock attached as an exhibit to this Form 8-K.

Stock Incentive Plan

EII 2009 Stock Incentive Plan

Prior to the Reverse Merger, EII maintained a 2009 stock incentive plan that provided for the grant of non-qualified or incentive stock options, stock appreciation rights, cash-based awards, or other stock-based awards to its employees, officers, directors or consultants.  Stock options granted pursuant to the terms of this plan generally cannot be granted with an exercise price of less than 100% of the fair market value on the date of the grant (110% for awards issued to a 10% or more stockholder) and the term of the options granted under the plan cannot be greater than 10 years, or 5 years for a stockholder who owns 10% or more of our equity.  An aggregate of 800,000 shares were reserved under the plan, of which -0- shares were available for future grant as of the date of this report. There were 800,000 options outstanding under this plan; such options had an exercise price of $0.50 per share and expired 5 years from the date of grant.  On the effective date of the Reverse Merger, the options granted under the EII 2009 Stock Incentive Plan were converted into options to purchase an aggregate of 877,360 shares of Florham Common Stock at a conversion ratio equal to 1.0967 Florham options for every 1 EII option held by the holders.  The Florham stock options have the same terms and conditions as the prior EII stock options.

Florham 2009 Stock Incentive Plan

On December 31, 2009, the board of directors of Florham adopted a 2009 Stock Incentive Plan to provide for the grant of non-qualified or incentive stock options, stock appreciation rights, cash-based awards, or other stock-based awards to its employees, officers, directors or consultants.  Stock options granted pursuant to the terms of this plan generally will not be granted with an exercise price of less than 100% of the fair market value on the date of the grant (110% for awards issued to a 10% or more stockholder) and the term of the options granted under the plan will not greater than 10 years, or 5 years for a stockholder who owns 10% or more of our equity.  An aggregate of 1,500,000 shares are reserved under the plan.

The board of directors of Florham will form a compensation committee of the board of directors which will review Florham’s Stock Incentive Plan to determine if any revisions are required that would be better suitable for the Company post-Reverse Merger.  If any revisions are required, the compensation committee will recommend them to the Board and seek approval from a majority of the members of the board of directors. Once approved by the board of directors, such stock option or stock incentive plan will thereafter be submitted to the Florham stockholders for approval.

Dividend Policy

We have never declared or paid dividends on our common stock. We intend to retain earnings, if any, to support the development of our business and therefore do not anticipate paying cash dividends for the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.

Indemnification of Directors

Our Certificate of Incorporation provide that no director or officer of the corporation past, present or future, shall be personally liable to the corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer, except for liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

Our bylaws provide for the indemnification of our directors and officers, as to those liabilities and on those terms and conditions as appropriate.

WHERE YOU CAN FIND MORE INFORMATION

We will file a registration statement on Form S-1 with the SEC covering (i) the shares of Common Stock issued and outstanding prior to the effective time of the Reverse Merger; and (ii) 930,000 shares of Common Stock issuable upon exercise of warrants expiring on June 30, 2016 at an exercise price of $0.05 per share, as soon as practicable following the effective time of the Reverse Merger.

We also file annual, quarterly and special reports, and other information with the SEC. You may read or obtain a copy of the registration statement to be filed or any other information we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings are also available to the public from the SEC web site at www.sec.gov, which contains our reports, proxy and information statements, and other information we file electronically with the SEC.

Item 5.03.  Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Reverse Merger, we agreed to amend and restate our certificate of incorporation to change our name to “Educational Investors Corp.” and increase our authorized Common Stock to 50,000,000 shares.

To effect these actions, we must file and mail an Information Statement on Schedule 14C promptly following the closing. Upon the effectiveness of such Information Statement and the expiration of the requisite 20 day period following the mailing of the Schedule 14C, our amended and restated certificate of incorporation will become effective.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired:

(i)   The Audited Financial Statements for Valley Anesthesia Educational Programs, Inc. as of December 31, 2008 and 2007 are included following this Item 9.01(a).

(ii)   The Audited Financial Statements for Training Direct, LLC as of December 31, 2008 and 2007 are included following this Item 9.01(a).

(iii)  The Audited Financial Statements for Educational Investors, Inc. as of September 30, 2009 are included following this Item 9.01(a).

(iv)  The Unaudited Financial Statements for Training Direct, LLC as of September 30, 2009 are included following this Item 9.01(a).

(v)   The Audited Financial Statements of Valley Anesthesia Educational Programs, Inc. as of August 20, 2009 are included following this Item 9.01(a).

(b)	Pro Forma financial information

The Unaudited Pro Forma Financial information of Educational Investors, Inc., Training Direct, LLC and Florham Consulting Corp. for the periods ended September 30, 2009 and December 31, 2008, respectively, related to the acquisition of Educational Investors, Inc. and its subsidiaries are included following this Item 9.01(b).

(c)	Exhibits

See the Exhibit Index hereto, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORHAM CONSULTING CORP.
 (Registrant)

By:	/s/ Joseph J. Bianco
	Name:	Joseph J. Bianco
	Title:	Chief Executive Officer

Date:  July 29, 2010

EXHIBIT INDEX

10.1
Agreement and Plan of Merger dated as of December 16, 2009 by and among Educational Investors, Inc., Florham Consulting Corp., EII Acquisition Corp., Sanjo Squared, LLC, Kinder Investments, L.P., Joseph J. Bianco and Anil Narang.

10.2	Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of Florham Consulting Corp.

10.3	Employment Agreement dated as of August 20, 2009 between Educational Investors, Inc. and Joseph J. Bianco.

10.4	Employment Agreement dated as of August 20, 2009 between Educational Investors, Inc. and Anil Narang.

10.5	Employment Agreement dated as of August 20, 2009 between Educational Investors, Inc. and Kellis Veach.

10.6	Form of Assignment and Assumption Agreement.

10.7	Consulting Agreement dated as of December 31, 2009 between Educational Investors, Inc. and Joseph Monaco.

10.8	Form of Lock-Up Agreement.

10.9	Form of Florham Consulting Corp. Management Stock Option Agreement.

10.10	Form of Florham Consulting Corp. Management Stock Option Agreement for Joseph J. Bianco and Anil Narang.

10.11	Form of Florham Consulting Corp. Director/Consultant Stock Option Agreement.

10.12	Interest Purchase Agreement dated as of December 16, 2009 by and among Educational Investors, Inc., Florham Consulting Corp., TD Management, Inc. and Joseph Monaco.

10.13	Employment Agreement dated as of December 31, 2009 between Training Direct, LLC and Ashok Narang.

99.1	Audited Financial Statements for Valley Anesthesia Educational Programs, Inc. as of December 31, 2008 and 2007.

99.2	Audited Financial Statements for Training Direct, LLC as of December 31, 2008 and 2007.

99.3	The Audited Financial Statements for Educational Investors, Inc. as of September 30, 2009.

99.4	The Unaudited Financial Statements for Training Direct, LLC as of September 30, 2009.

99.5	The Audited Financial Statements of Valley Anesthesia Educational Programs, Inc. as of August 20, 2009.

99.6	The Unaudited Pro Forma Financial Information of Educational Investors, Inc., Training Direct, LLC and Florham Consulting Corp. for the periods ended September 30, 2009 and December 31, 2008.